Exhibit 10.17

For:	Building 200
Building 300
Building 1200
3100 Breckinridge Place
Duluth, Georgia

BRECKINRIDGE PLACE LIMITED PARTNERSHIP,

Landlord

AND

PRIMERICA LIFE INSURANCE COMPANY,

Tenant

AGREEMENT OF LEASE

Dated: May 28, 1993

TABLE OF CONTENTS

Page

Article 1
Lease of Property, Term of Lease	1

Article 2
Definitions	2

Article 3
Rent	7

Article 4
Payment of Impositions	9

Article 5
Use, Maintenance, Alterations, Repairs, Access, Etc.	12

Article 6
Insurance	23

Article 7
Damage or Destruction	28

Article 8
Condemnation	34

Article 9
Assignment and Subletting	36

Article 10
Default Provisions	41

Article 11
Right to Perform the Other Party’s Obligations; Cumulative Remedies; Waiver	45

Article 12
Arbitration and Appraisal	48

Article 13
Suspense of Payment, Offset or Default	51

Article 14
Brokerage Fees and Commissions	52

–i–

Article 15
Impairment of Landlord’s Title		52

Article 16
Quiet Enjoyment; Transfer of Landlord’s Interest		53

Article 17
Signage		54

Article 18
Landlord’s Maintenance of Park; Press Releases		55

Article 19
Notices		60

Article 20
Estoppel Certificate		61

Article 21
Invalidity of Particular Provisions - Construction		62

Article 22
End of Term		62

Article 23
Mortgagee Protection		63

Article 24
Subordination And Non-Disturbance		64

Article 25
Hazardous Substances		65

Article 26
Covenants Binding; Entire Agreement		69

Article 27
Holding Over		70

Article 28
Governing Law		71

Article 29
Termination of Existing Leases		71

Article 30
Exculpation		72

Exhibit A	Legal Description of the Park
Exhibit B	Site Plan of the Park
Exhibit C	List of Permitted Encumbrances

–ii–

AGREEMENT OF LEASE, made this 28th day of May, 1993, by and between BRECKINRIDGE PLACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an office c/o Kern Realty Services, 7840 Roswell Road, Atlanta, Georgia 30350 (“Landlord”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 3120 Breckinridge Boulevard, Duluth, Georgia 30199-0001 (“Tenant”).

W I T N E S S E T H:

Article 1

Lease of Property, Term of Lease

Section 1.01. For and in consideration of the rents to be paid and the covenants and agreements herein contained, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms, conditions and covenants herein contained:

(a) an office building containing 30,987 rentable square feet, commonly known as Building 200 at the development known as Breckinridge Place, with a street address at 3100 Breckinridge Boulevard, Duluth, Georgia (as more particularly described on Exhibit B hereto, the “Park”);

(b) an office building containing 10,429 rentable square feet, commonly known as Building 300 at the Park; and

(c) an office building containing 72,776 rentable square feet, commonly known as Building 1200 at the Park (Buildings 200, 300 and 1200 at the Park shall hereinafter collectively be referred to as the “Office Facilities”).

Together with the non-exclusive right for the term of this Lease to use all Common Areas (as hereinafter defined), including those parking spaces contiguous to the Office Facilities which exist on the date hereof (the “Parking Areas”) (the Common Areas, including the Parking Areas, being as shown on the site plan of the Park annexed hereto as Exhibit B, the “Site Plan”);

Subject, however, to the Declaration of Protective Covenants For Breckinridge, Gwinnett County, Georgia, filed and recorded June 25, 1984, in Book 2813, Page 591, in the Office of the Clerk of the Superior Court, Gwinnett County (the “Declaration”), and to such other agreements, easements, mortgages, encumbrances and other liens or charges affecting the Land as are listed on Exhibit D hereto (collectively, the “Permitted Encumbrances”).

Section 1.02. The term of this Lease shall commence on July 1, 1993 (the “Commencement Date”) and shall expire on June 30, 2003.

Article 2

Definitions

Section 2.01. For all purposes of this Lease, and all agreements supplemental hereto, the terms defined in this Section shall have the meanings specified in this Section unless the context otherwise requires:

(a) The term “Facility” shall mean the Office Facilities and all additions thereto or replacements thereof.

(b) The term “Premises” shall mean the Facility and shall be construed as if followed by the phrase “or any part thereof”.

(c) The term “term of this Lease” shall mean the term of this Lease defined in Section 1.02.

(d) The term “Impositions” shall mean all taxes, assessments (general or special), use and occupancy taxes, water and sewer charges, rates and rents, excises and levies, general and special, ordinary and extraordinary, that shall during the term of this Lease be assessed, levied, charged, confirmed or imposed upon or become payable out of or become a lien on the tax parcel of which the Premises form a part (the “Tax Parcel”), but shall not include any municipal, state, federal or other income, capital levy, estate, succession, inheritance, franchise or transfer tax of Landlord or any income, profit or revenue tax or charge imposed upon or assessed against Landlord or the Fixed Rent (as defined in Section 3.01); provided, however, that, if, at any time during the term of this Lease, the present method of taxation or assessment shall be changed and there shall be substituted for the type of Impositions presently being assessed or imposed on real estate and improvements thereon a capital levy or other tax levied, assessed or imposed on the rents received by a landlord from real estate, then all of such capital levy or other tax, to the extent so substituted and, to the extent the non-payment thereof may result in a lien on the Premises or the

Tax Parcel, shall be deemed to be included within the term “Impositions;” and, provided, further, that the amount of any tax or other charge payable hereunder shall be determined as if (i) the Tax Parcel was the only asset of Landlord and (ii) the rent collected by Landlord from the Tax Parcel was the only income of Landlord.

(e) The terms “include” and “including” shall be construed as if followed by the phrase “but not limited to”.

(f) The terms “hereby”, “hereof”, “hereto”, “herein”, “hereunder” and any similar terms shall refer to this Lease and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Lease.

(g) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

(h) The term “person” shall include firms, associations, partnerships (general and limited), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

(i) All references in this Lease to numbered Articles and Sections and to lettered Exhibits are references to the Articles and Sections of this Lease and the Exhibits annexed to this Lease, unless expressly otherwise designated in context.

(j) The term “laws of public authorities” shall mean any law, ordinance, regulation, order, rule, proclamation, decree or requirement, ordinary or extraordinary, foreseen or unforeseen, of the federal or any state government, or any political subdivision, agency or instrumentality thereof, or of any other public or quasi-public authority or group, including the National Board of Fire Underwriters or any local board thereof, with jurisdiction over the Premises.

(k) The term “Unavoidable Delays” shall mean delays beyond the control of Landlord or Tenant, as the case may be, due to strikes, lock-outs, acts of God, inability to obtain labor or materials, laws of public authorities, enemy action, civil commotion, fire, unavoidable casualty, or other similar causes beyond the control of Landlord or Tenant, as the case may be. In no event shall Unavoidable Delays exceed, in the aggregate, one hundred twenty (120) days.

(1) The terms “rentable square foot,” “rentable square feet” and “rentable area” shall mean the floor area bounded by the exterior faces of the exterior walls of the Office Facilities.

(m) The term “day” shall mean calendar day, except that “business day” shall mean Monday through Friday exclusive of any holidays observed by (i) the Federal Government, (ii) the Georgia State Government or (iii) national banks.

(n) The term “Rent” shall mean, collectively, the Fixed Rent, Impositions, Tenant’s Share of Common Area Costs and any other charges or expenses payable by Tenant to Landlord hereunder.

Section 2.02. The following terms, wherever used in this Lease (unless the context requires otherwise), shall have the meanings ascribed thereto in the Sections of this Lease set forth below opposite such terms:

Affiliate	Section 9.01

alterations	Section 5.08

arbitration	Section 12.01

Books and Records	Section 18.02

Casualty	Section 7.01

Commencement Date	Section 1.02

Common Areas	Section 18.01

Common Area Costs	Section 18.01

Control	Section 9.01

Corporate Transactions	Section 9.01

Declaration	Section 1.01

Environmental Law	Section 25.01

First Mortgage	Section 24.01

First Mortgagee	Section 23.01

Fixed Rent	Section 3.01

full insurable value	Section 6.01

Hazardous Material	Section 25.01

Insurance Holder	Section 7.04

Interest Rate	Section 5.07

Landlord’s Maintenance	Section 5.05

Landlord’s Cost	Section 5.07

Landlord’s Obligations	Section 5.07

Lease Year	Section 18.01

Minor Roof Repairs	Section 5.06

net proceeds	Section 7.04

Office Facilities	Section 1.01

Park	Section 11.01

Parking Areas	Section 1.01

Permitted Encumbrances	Section 1.01

Projected Impositions	Section 4.04

repairs of a structural nature	Section 5.06

Second Notice	Section 10.01

Site Plan	Section 1.01

Specific Uses	Section 5.01

Substantial Casualty	Section 7.01

Substantially all of the Premises	Section 8.01

Taking Date	Section 8.01

Tax Contest	Section 4.04

Tax Parcel	Section 2.01

Tenant’s Share of Common Area Costs	Section 18.01

Termination Date	Section 22.01

Utilities Costs	Section 5.13

Article 3

Rent

Section 3.01. (a) Tenant shall pay to Landlord during the term of this Lease a net annual rental (the “Fixed Rent”) of $5.65 per rentable square foot in the Office Facilities for each year during the period between the Commencement Date and the Termination Date (as defined in Section 22.01).

(b) Except as hereinafter provided to the contrary, the Fixed Rent shall be due and payable by Tenant in advance on the Commencement Date and thereafter on the first day of each year of the term of this Lease. Notwithstanding the foregoing, Landlord hereby grants to Tenant a license to pay the Fixed Rent to Landlord in twelve (12) equal monthly installments in advance on the first business day of each calendar month during the term of this Lease.

Section 3.02. (a) All Rent payments hereunder shall be made by Tenant in lawful money of the United States of America, by good and sufficient check, and shall be made to Landlord at the address set forth above or to such other person or at such other place as Landlord may designate in the manner set forth in Article 19 hereof.

(b) Tenant’s covenant and agreement to pay Rent to Landlord hereunder is independent of each and every other covenant and agreement contained in this Lease, and the Rent shall be paid by Tenant when due without demand, abatement, deduction or set-off, except as shall be expressly provided to the contrary herein.

Section 3.03. This Lease shall be construed as a “net lease” and, except as expressly provided to the contrary herein, Tenant shall pay to Landlord, absolutely net throughout the term of this Lease, the Fixed Rent and other payments to Landlord provided for herein without abatement, deduction or set-off.

Article 4

Payment of Impositions

Section 4.01. From and after the Commencement Date and thereafter throughout the term of this Lease, Tenant shall pay to Landlord, before the same shall become delinquent, Tenant’s pro-rata share of all Impositions. Tenant’s pro-rata share of the Impositions shall be determined by multiplying (A) the aggregate amount of the Impositions by (B) a fraction, the numerator of which shall be the rentable area of the Office Facilities and the denominator of which shall be the aggregate rentable area of all of the buildings then existing on the Tax Parcel.

Section 4.02. (a) All Impositions for the tax years in which the Commencement Date and the Termination Date (as defined in Section 22.01) occur shall be apportioned between Landlord and Tenant based upon the number of days within the applicable tax years which fall within the term of this Lease.

(b) Where any Imposition may by law be paid in installments without imposition of any fine, penalty or interest as a result thereof (i) such Imposition shall be deemed to be payable in the maximum number of installments permitted by law and (ii) there shall be included in the amount of such Imposition payable hereunder for each year during the term of this Lease in which such installments may be paid only the installments of such Imposition so becoming payable during such year.

(c) Without limiting the foregoing, where any Imposition is an assessment for the cost of the installation of any public improvement on the Tax Parcel, including sidewalks and storm and sanitary drains, and such improvement may reasonably be expected to have a useful life which extends beyond the term of this Lease, Tenant’s obligation to pay its pro-rata share of such Imposition shall be limited to the payment of its pro-rata share of that portion of the assessment which represents the product of (i) the amount of such assessment and (ii) a fraction, the numerator of which shall be the number of years remaining in the term of this Lease at the time of completion of the installation of the public improvement and the denominator of which shall be the reasonably estimated number of years of useful life of such improvement, determined in accordance with generally accepted accounting principles. If the parties are unable to agree upon the number of years of reasonably estimated useful life of such improvement, such dispute shall be submitted to arbitration in accordance with Article 12.

(d) Landlord shall pay the Impositions directly to the governmental authority charged with the collection thereof prior to the date on which any fine, penalty or interest shall be imposed thereon, provided that Tenant shall have paid Tenant’s pro-rata share of such Imposition to Landlord in the manner provided herein. If and when requested by Tenant (but no more often than once in each calendar year), Landlord shall deliver to Tenant photostatic copies of the receipted bills or other evidence reasonably satisfactory to Tenant showing the payment of such Impositions.

Section 4.03. On the Commencement Date, Landlord shall deliver to Tenant receipted bills or other evidence satisfactory to Tenant showing payment of all Impositions due and payable prior to the Commencement Date. If the Commencement Date shall occur before the rate of any Imposition for the then current fiscal year is fixed, the apportionment thereof on the Commencement Date shall be based preliminarily upon the rate in effect for the previous fiscal year and shall be finally determined when the rate has become fixed.

Section 4.04. (a) Only Landlord shall be entitled to contest the validity or amount of any Imposition, or attempt to obtain a reduction in the assessed valuation of the Premises for any fiscal year to which any Imposition relates (such contest or proceeding being hereinafter referred to as a “Tax Contest”); provided, however, that Tenant shall have the right to participate in any Tax Contest brought by Landlord to the extent reasonably practicable. All Tax Contests shall be diligently prosecuted by Landlord to conclusion. If the amount of Impositions payable by Tenant shall be reduced by virtue of a Tax Contest, Landlord shall promptly pay the amount of such reduction, net of Tenant’s pro rata share of any costs and expenses incurred by Landlord in obtaining such reduction, to Tenant.

(b) If Landlord chooses not to bring a Tax Contest with respect to any tax year during the term of this Lease, Landlord shall so notify Tenant in writing by not later than sixty (60) days prior to the last date within which a Tax Contest may be brought with respect to such tax year. Tenant shall notify Landlord in writing within thirty (30) days after receipt of such notice from Landlord if Tenant disputes Landlord’s decision not to bring a Tax Contest. Following receipt of such notice from Tenant, Landlord shall, at Landlord’s option (i) timely commence a Tax Contest with respect to the tax year in question, and diligently prosecute the same to conclusion or (ii) advise Tenant in writing of Landlord’s decision to submit this matter to arbitration in accordance with Article 12 hereof, in which event the arbitrators (each of whom shall be well versed in tax issues in Gwinnett County, Georgia) shall make a determination (1) as to the likelihood of success of a Tax Contest brought by Landlord, and (2) if it is determined to be likely that a Tax Contest would be successful, as to the amount of Impositions projected to be payable with respect to the Tax Parcel following the Tax Contest (the “Projected Impositions”). If the arbitrators determine that the Projected Impositions are less than the Impositions actually payable by Landlord during the tax year in question, then Tenant shall pay to Landlord, in lieu of Tenant’s pro rata share of all Impositions pursuant to Section 4.01, Tenant’s pro rata share of the Projected Impositions.

Article 5

Use, Maintenance, Alterations, Repairs, Access, Etc.

Section 5.01. Tenant may use and occupy the Premises for general and executive offices (the “Specific Uses”) and for any other purpose which is lawful and is not prohibited under the Declaration.

Section 5.02. Landlord warrants and represents that it has good and marketable indefeasible title to the Land, subject only to Permitted Encumbrances.

Section 5.03. Landlord warrants and represents that (i) all water, storm and sanitary sewer, gas, electricity and other utilities required for the use and occupancy of the Premises are connected thereto and will be in service on the Commencement Date, and (ii) all exterior roads necessary for the use and occupancy of the Premises have been completed and are open for public use.

Section 5.04. Landlord warrants and represents that the certificate of occupancy for the Premises permits the Specific Uses.

Section 5.05. (a) Tenant shall take good care of the Premises and shall be responsible, at its sole cost and expense, for the daily maintenance thereof, which maintenance shall include all cleaning and janitorial services, security and life safety, pest control, rubbish removal and window washing.

(b) All of the maintenance to be performed under this Section 5.05 shall be performed in accordance with the Declaration.

Section 5.06. (a) Except for those repairs that are the express obligation of Landlord hereunder, Tenant shall make all repairs to the Premises, including the HVAC systems servicing the Office Facilities, and Landlord agrees to assign to Tenant, to the extent assignable, on or before the Commencement Date, all warranties from all manufacturers, contractors and subcontractors pertaining to any item hereunder which is the obligation of Tenant to maintain, repair or replace.

(b) Landlord agrees to make, at its sole cost and expense, all of the following repairs in and to the Premises, promptly and diligently and in a manner least likely to interfere with Tenant’s use of the Premises, except to the extent the same are so required by reason of the fault or negligence of Tenant or any of its employees, agents or independent contractors:

(i) repairs of a structural nature; and

(ii) repairs of every kind and nature and whenever occurring caused by the fault or negligence of Landlord or any of its employees, agents or independent contractors.

(c) As used in subparagraph (b) of this Section 5.06, the term “repairs of a structural nature” shall be deemed to mean:

(i) all repairs to the roof, other than “minor” patching and similar repairs (“Minor Roof Repairs”);

(ii) all repairs to any and all (v) exterior walls (other than glass exteriors, including glass exterior doors) and door frames, other than the routine maintenance thereof, if any, (w) stairs, (x) floors and slabs, unless (1) the repairs shall result from Tenant placing upon such floors and slabs weights in excess of those for which the same were designed to carry and (2) Landlord shall have given Tenant prior written notice of the maximum weights permitted to be placed upon the floors and slabs, (y) foundations and (z) the structural supports of the roof; and

(iii) all repairs and replacements to the pavement, walks and curbs of the Parking Areas, other than striping or restriping, repairs of “minor” potholes and repairs of “alligatoring” (such striping, restriping and repairs hereinafter collectively referred to as “Minor Parking Repairs”). The costs of such Minor Parking Repairs shall be deemed to be Common Area Costs hereunder.

(d) Subject to the terms and conditions of Section 5.07, Minor Roof Repairs shall be performed by Landlord for the account and at the expense of Tenant. Tenant shall pay the costs incurred by Landlord in connection therewith, as additional rent, within fifteen (15) days following Tenant’s receipt of Landlord’s invoice with respect thereto, provided that the Minor Roof Repairs shall have been satisfactorily completed.

(e) All of the repairs to be performed under this Section 5.06 shall be performed in accordance with the Declaration.

Section 5.07. Landlord shall notify Tenant in advance of the cost to Tenant for the performance of Landlord’s Maintenance or Minor Roof Repairs and/or any structural alterations desired or required to be made by Tenant which are to be performed by Landlord for the account and at the expense of Tenant pursuant to Section 5.09(e) (“Landlord’s Obligations”). Notwithstanding anything to the contrary contained herein, if the cost chargeable by Landlord for the performance of any of Landlord’s Obligations (“Landlord’s Cost”) shall not be acceptable to Tenant, Tenant may, at Tenant’s option, submit to

Landlord one (1) or more bids for the performance of the same from third party contractors who are reputable, bondable and insurable (the “Bids”). If any of the Bids submitted by Tenant shall be lower than Landlord’s Cost for the same work, then Landlord shall, at Landlord’s option (i) agree to perform the work to which the Bids relate at the cost to Tenant set forth in the lowest of the Bids or (ii) contract with the contractor submitting the lowest of the Bids for the performance of such work.

Section 5.08. Tenant agrees to give Landlord written notice of any repair required to be performed by Landlord promptly after Tenant learns of the necessity of such repair. All repairs by whomsoever made shall be commenced and completed with due diligence and in a good and workmanlike manner. If Landlord shall be required to make any repairs pursuant to this Section and (i) if Landlord shall fail to notify Tenant, within ten (10) business days after Tenant shall notify Landlord of the necessity to perform such repairs, of Landlord’s agreement to perform the same and shall fail to promptly commence and diligently pursue the making of such repair, or (ii) if in Tenant’s reasonable judgment the failure to make such repairs immediately would risk damage or injury to persons or property or a condition rendering untenantable all or any material portion of the Premises, then Tenant may (but shall not be obligated to) make such repairs for the account, and at the expense, of Landlord without waiving or releasing Landlord from any obligations of Landlord contained in this Lease. Tenant shall notify Landlord as soon as reasonably practical after making or ordering emergency or other repairs which are the obligation of Landlord hereunder. Any dispute as to whether Landlord was required to make such repairs shall be resolved by arbitration pursuant to Article 12 hereof. If either party shall make repairs, and if it is determined by the parties or by arbitration that the making of such repairs was the obligation of the other party pursuant to this Section, then all amounts paid by the party making such repairs and all necessary incidental costs and expenses paid or incurred by such party in connection with the making of such repairs shall be payable by the other party on demand, together with interest thereon accruing from the date paid by the party making such repairs at the prime rate of interest publicly announced from time to time by Citibank, N.A., plus one-half percent ( 1/2%) per annum (the “Interest Rate”).

Section 5.09. Tenant may make alterations and changes (collectively, “alterations”) in and to the Premises at any time and from time to time, without Landlord’s consent, as Tenant may deem desirable for its own use or for use by its subtenants or other permitted occupants of the Premises, subject to compliance with the following:

(a) the alteration shall be made in compliance with all laws of public authorities and all necessary permits and licenses shall be timely obtained;

(b) the alteration shall be made with due diligence and in a good and workmanlike manner, and shall be prosecuted to completion by Tenant (and Tenant shall indemnify Landlord against all loss, liability or costs incurred by Landlord as the result of Tenant’s failure to prosecute the alteration to completion as aforesaid);

(c) prior to commencing the alteration, the party responsible therefor shall procure, and shall thereafter maintain at all times when any substantial work is in progress, workmen’s compensation insurance and All Risk Builders Risk insurance, including general liability insurance, appropriate in coverage and amount and the cost thereof shall be paid by the party responsible hereunder for making the alterations;

(d) Tenant shall give Landlord prior written notice of any alteration estimated to cost in excess of $50,000;

(e) alterations that are of a structural nature, or affect the exterior or systems of the Premises, shall be made only with the prior written approval of Landlord (including approval of the plans and specifications therefor), which approval shall not be unreasonably withheld or delayed. Alterations of a structural nature shall be performed by Landlord for the account and at the expense of Tenant, subject to Tenant’s rights as provided in Section 5.07;

(f) prior to the commencement of alterations that are of a structural nature, Tenant shall procure and deliver to Landlord a commitment for the following policies of insurance:

(i) all Risk Builders Risk insurance, including coverage against collapse (to the extent applicable), written on a completed value basis in an amount not less than the total value of all alterations under construction, including public liability coverage and the coverages available under the so-called Installation Floater;

(ii) workmen’s compensation insurance, including employer’s liability insurance covering all employees employed in, on or about the Land to provide statutory benefits as required by the law of the State of Georgia; and

(iii) Such other insurance on the Premises and in such amounts as may from time to time be required of Tenant in writing by Landlord against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated.

(g) Tenant shall deliver “as built” plans to Landlord upon the completion of alterations that (i) are of a structural nature or (ii) affect the systems of the Premises or (iii) cost in excess of $50,000.

Section 5.10. Tenant shall be responsible for any labor or materials furnished or to be furnished to Tenant upon credit, and in no event shall any mechanic’s or other lien for any such labor or materials attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises. Whenever and as often as any such lien shall have been filed against the Premises based upon any action or omission of Tenant or of anyone (other than Landlord) claiming through Tenant, Tenant shall, as soon as reasonably practicable after written notice from Landlord of the filing of the lien (but in no event later than 30 days prior to the date on which the lien may be foreclosed upon), take such action by bonding, deposit, payment or otherwise as will remove or satisfy the lien or otherwise, in Landlord’s reasonable judgment, protect Landlord from the foreclosure thereof. Tenant shall have the right to contest the validity, amount or applicability of any such lien or interest by one or more appropriate legal proceedings, and so long as Tenant shall be diligently prosecuting such contest in good faith, Tenant shall not be required to discharge the contested lien; provided, however, that Tenant shall take such steps as are necessary to prevent the foreclosure of such contested lien. In the event Tenant shall elect to contest any such lien, Tenant shall give Landlord prompt written notice of such election. If any such contest shall be finally concluded (so that no further appeal may be taken) adversely to Tenant, or settled, then within thirty (30) days thereafter Tenant shall cause the contested lien to be discharged of record.

Section 5.11. Landlord shall cooperate with Tenant to the extent Landlord’s cooperation is reasonably necessary to obtain any permits required with respect to any alterations. If necessary to obtain such permits, Landlord shall join in any request for such consent or application for such permits or permit the same to be brought in its name. Landlord shall incur no liability for the payment of any costs or expenses or otherwise in connection with the review, execution and delivery of the same, and Tenant shall indemnify and save Landlord harmless from any such costs, expenses or liability.

Section 5.12. All tangible personal property not permanently part of the Office Facilities, including, without limitation, furniture, furnishings, paneling, partitions, lighting, business and trade fixtures, and communications, office and other equipment installed by or at the expense of Tenant, or by or at the expense of any subtenant of Tenant or other permitted occupant of the Office Facilities, shall be and remain the property of Tenant or such subtenant of Tenant or other permitted occupant of the Office Facilities, as the case may be, for all purposes and may be removed at any time by Tenant or such subtenant of Tenant or other permitted occupant of the Office Facilities; provided, however, that, in the event of such removal, Tenant or such subtenant of Tenant or other permitted occupant of the office Facilities shall repair or pay the cost of repairing any damage to the Office Facilities caused thereby. In addition to the foregoing, all machinery, equipment and fixtures installed at the Premises by Tenant, and alterations made to the Premises by Landlord at the request and at the expense of Tenant, shall be and remain the property of Tenant and may be removed by Tenant on or before the expiration or termination of the term of this Lease, provided that (i) the same is capable of being removed in its entirety without material damage to the Premises and (ii) all damage to the Premises caused by such removal is repaired by Tenant at Tenant’s sole cost and expense. All other machinery, equipment, fixtures and alterations at the Premises shall be and remain the property of Landlord and shall not be removed by Tenant upon the expiration or earlier termination of the term of this Lease.

Section 5.13. Landlord shall have the right, upon request made on reasonable advance notice to Tenant, to enter the Premises, except vaults or other enclosures or rooms where money, securities, confidential data or other valuables are stored (provided that Landlord is notified of the location of such areas), at reasonable times during reasonable hours (i) to show the Premises to prospective purchasers, mortgagees or tenants of the premises during the last year of the term hereof and (ii) for the purpose of making such repairs in or to the Premises as Landlord may be required to make by law or the provisions of this Lease. Landlord shall be allowed to take all materials into and upon the Premises that may be required for such repairs, without liability to Tenant. However, Landlord’s right under this Section shall be exercised in such manner as to minimize any interference with Tenant’s use of the Premises. Landlord shall also have the right to enter the Premises, at such times as such entry shall be required by circumstances of emergency affecting the Premises. Landlord shall be accompanied at all times by a duly authorized representative of Tenant or, in the event of an emergency, by a member of the police or fire department.

Section 5.14. From and after the Commencement Date, Tenant shall arrange for, and promptly pay when due, all amounts and charges for, the providing heat, fresh air, air-conditioning, elevator service, cleaning service, hot and chilled water and any other water, sewer, electricity, light, power, telephone or other communication service, and any other utility or service required, used, rendered or supplied in or to the

Facility during the term of this Lease (“Utilities Costs”). Landlord is not and shall not be required to furnish Tenant or any other occupant of the Facility with heat, fresh air, air-conditioning, elevator service, cleaning service, hot or chilled water or any other water, sewer, electricity, light, power, telephone or other communication service, or any other utility, facility, equipment, labor, material or service of any kind whatsoever.

Article 6

Insurance

Section 6.01. (a) During the term of this Lease:

(i) Landlord shall keep and maintain insurance on the Facility against loss or damage by reason of fire and by other risks now embraced by the so-called All Risk coverage endorsement in amounts at all time sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policy, but in no event less than 95% of the then full insurable value of the Facility. The term “full insurable value shall mean replacement value (exclusive of the cost of excavation, foundations and footings) of the Facility, as determined in accordance with normal insurance practices in the State of Georgia. Landlord may, but shall not be obligated to, procure and maintain a so-called “Agreed Amount” endorsement to Landlord’s fire and casualty insurance policy in order to reduce the risk of being deemed a co-insurer of the Premises;

(ii) Landlord and Tenant shall each keep and maintain commercial general liability insurance for bodily injury, including death of persons, and property damage, within (1) limits of not less than $1,000,000 for any one person and $1,000,000 for any number of persons in any one accident and $1,000,000 for property damage and (2) deductibles of not more than $25,000. Landlord shall be named as an additional insured under Tenant’s liability insurance policy;

(iii) Landlord shall maintain boiler and machinery insurance on all equipment, parts thereof, and appurtenances attached to or used on the Premises which are capable of bursting, erupting, collapsing or exploding for damage to property resulting from such All Risk perils;

(iv) Landlord shall maintain Fixed Rent insurance with respect to a risk insured against pursuant to subsection (a) of this Section 6.01 in an amount not less than the Fixed Rent then payable hereunder for a period of twelve (12) months;

(v) Landlord shall maintain such other insurance on the Premises and in such amounts as Landlord, with the reasonable consent of Tenant, may from time to time carry against other insurable hazards; and

(vi) Tenant shall maintain insurance against loss, damage, injury or destruction to or from Tenant’s machinery, equipment, fixtures, furniture and other articles of personal property located on or in the Premises, or otherwise in connection with the operation of Tenant’s business in the Premises. Tenant may carry such coverage under a plan of self-insurance, provided that Tenant shall certify to Landlord that Tenant has elected to self-insure its personal property and agrees to assume full financial responsibility for any loss thereto.

(b) Except as expressly provided to the contrary herein, all insurance provided for in Section 6.01 shall (i) if readily obtainable, be effected under standard form policies issued by insurers authorized to do business in the State of Georgia, which are reasonably acceptable to Landlord and Tenant and rated “A” or better by Best’s Insurance Reports or any successor publication of comparable standing. Such policies shall, to the extent applicable, expressly provide that any adjustments of losses thereunder are subject to the approval of Landlord or Tenant as to their respective policies.

Section 6.02. Tenant shall reimburse Landlord for one-twelfth ( 1/12) of the annual cost to Landlord of maintaining the policies of insurance required to be maintained by Landlord pursuant to subparagraph 6.01(a) hereof monthly as additional rent along with the monthly payments of Fixed Rent. To the extent any of such insurance is maintained under a “blanket” policy or policies covering the Premises and other properties owned by Landlord, and the portion of the cost thereof attributable to the Premises is not specifically identifiable, then Tenant shall reimburse Landlord for Tenant’s pro-rata share of the cost of maintaining such insurance, determined by multiplying the aggregate cost thereof by a fraction, the numerator of which shall be the rentable area of the Office Facilities and the denominator of which shall be the rentable area of the other buildings insured under such “blanket” policy or policies.

Section 6.03. On the Commencement Date, Landlord and Tenant shall deliver to one another Certificates of Insurance for all insurance policies required to be maintained pursuant to Section 6.01 of this Lease (or, to the extent expressly permitted hereunder, a certificate or certificates evidencing self-insurance), and shall deliver Certificates for all replacement or renewal policies at least five (5) days prior to the expiration date thereof.

Section 6.04. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture or furnishings or any fixtures or equipment, machinery, improvements or appurtenances removable by Tenant, and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, unless the damage thereto resulted from the negligence or wilful misconduct of Landlord, its agents, servants or employees.

Section 6.05. Each Certificate of Insurance delivered hereunder shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be cancelled without at least thirty (30) days’ prior written notice to Landlord or Tenant, as the case may be. All notices to Tenant shall be sent to the address set forth below:

Primerica Corporation

65 East 55th Street

New York, New York 10020

Attention: General Counsel

Section 6.06. Any insurance coverage required to be carried by Landlord or Tenant hereunder may be carried, in whole or in part, under a “blanket” policy or policies covering the Premises and other properties owned or leased by Landlord or Tenant, as the case may be; provided, however, that such policy or policies, and the certificate(s) of Insurance relating thereto, shall specifically delineate the types and amounts of insurance coverage applicable to the Premises.

Section 6.07. Tenant shall, at Landlord’s cost and expense, cooperate fully with Landlord in order to obtain the largest possible recovery under any insurance policy carried by Landlord and Landlord shall take all actions necessary in order to effectuate the same and to cause such proceeds to be paid in accordance with the provisions of this Lease. Tenant shall not carry any insurance concurrent in coverage and contributory in the event of a loss with insurance which may be carried by Landlord if the effect of such separate insurance would be to reduce the protection or the payment to be made under Landlord’s insurance. Except as to the insurance Tenant shall be required to maintain pursuant to this Article 6, Tenant shall immediately notify Landlord of the taking out of any separate insurance and the terms thereof.

Section 6.08. Upon the default by Landlord (i) in delivering Certificates of Insurance for any of the insurance policies required to be maintained hereunder, which default remains uncured for twenty (20) days following delivery of written notice thereof to Landlord or (ii) in paying the premiums or other charges on any of such policies, which default remains uncured five (5) business days prior to the expiration or termination date of such policy or policies, then Tenant shall have the privilege, though not the obligation, to effect such insurance and to pay any premium thereon and to deduct the cost thereof from the Rent.

Article 7

Damage or Destruction

Section 7.01. If, at any time during the term of this Lease, the Facility, or any part thereof, shall be damaged or destroyed by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (collectively, a “Casualty”), then Landlord shall, at its sole cost and expense, proceed to repair or restore the Facility, as provided in Section 7.02; provided, however, that (i) if the Casualty causes damage or destruction to such a degree that (1) the estimated time to complete the necessary repairs or restoration is one hundred eighty (180) days or more or (2) 20% or more of the Parking Areas shall have been damaged or destroyed and substitute parking spaces within a reasonable distance from the Office Facilities are not available, then Tenant shall have the right, within sixty (60) days after the occurrence of such Casualty, to cancel this

Lease by written notice to Landlord, or (ii) if the Casualty causes damage or destruction to such a degree that the estimated time to complete the necessary repairs or restoration is two hundred seventy (270) days or more, then Landlord shall have the right, within sixty (60) days after the occurrence of such Casualty, to cancel this Lease by written notice to Tenant (a Casualty of the degree described in either clause (i) or clause (ii) above, a “Substantial Casualty”). Upon Tenant’s election to terminate this Lease following a Substantial Casualty described in (i) above or Landlord’s election to terminate this Lease following a Substantial Casualty described in (ii) above, the estate hereby granted shall automatically be terminated as of the date of the substantial Casualty and Tenant shall vacate and surrender the Premises to Landlord as soon as possible thereafter; provided, however, that Tenant shall pay to Landlord as and for the Fixed Rent hereunder, for the period between the date of the substantial Casualty and the date Tenant shall vacate and surrender the Premises to Landlord, an amount equal to the Fixed Rent which would otherwise be due hereunder for such period multiplied by a fraction, the numerator of which is the number of tenantable rentable square feet in the Office Facilities immediately after the Substantial Casualty and the denominator of which is the total number of rentable square feet in the Office Facilities immediately before the Substantial Casualty. If neither Landlord nor Tenant shall elect to cancel this Lease pursuant to this Section, Landlord shall, at its sole cost and expense (i) proceed to repair or restore the entire Facility, as provided in Section 7.02 hereof, and (ii) in the case of damage or destruction of the Parking Areas, provide to Tenant, during the period of repair or restoration, substitute parking spaces within a reasonable distance from the Office Facilities. In the event that the parties hereto cannot agree as to whether or not a Substantial Casualty has occurred, either party may submit such issue to arbitration pursuant to Article 12 hereof,

Section 7.02. (a) If Landlord shall be required to repair or restore the Facility pursuant to Section 7.01, Landlord shall:

(i) as promptly as possible after the occurrence of the Casualty, submit plans and specifications for the necessary repairs or restoration for approval by Tenant (which approval shall not be unreasonably withheld or delayed); and

(ii) following approval of Landlord’s plans and specifications, make the required repairs or restoration.

(b) Landlord’s obligation to repair and restore the Facility pursuant to this Section 7.02 shall not be conditioned upon or limited to Landlord’s receipt of insurance proceeds for such purpose, and Landlord shall promptly and diligently proceed with such repair and restoration following the occurrence of a Casualty, unless (i) Landlord shall not be insured against the Casualty and (ii) the Casualty shall be of a type for which insurance is not generally available in the area in which the premises are located.

Section 7.03. In the event of a Substantial Casualty where Tenant does not elect to cancel this Lease pursuant to section 7.01 hereof, Tenant shall nevertheless have the option to vacate the Facility following a Substantial Casualty and until the accomplishment of the restoration and repair of the Facility if, in Tenant’s reasonable judgment, it is inappropriate to carry on business in the Facility during restoration and repair by Landlord. During the period from the date of any casualty, including a Substantial Casualty, to the date on which Tenant reoccupies the entire repaired or restored Facility, the Fixed Rent shall abate as follows:

(a) In the event of a Substantial Casualty and (i) no portion of the Premises is tenantable or (ii) Tenant elects to vacate the facility pursuant to this Section 7.03, all of the Fixed Rent shall abate;

(b) In the event of a casualty other than a Substantial Casualty or in the event of a Substantial Casualty, if Tenant elects to remain in occupancy of a portion of the Office Facilities, Tenant shall pay as and for the Fixed Rent an amount equal to the Fixed Rent multiplied by a fraction, the numerator of which is the number of tenantable rentable square feet in the Office Facilities immediately after the Casualty, and the denominator of which is the total number of rentable square feet in the office Facilities immediately before the Casualty; and

(c) commencing on the first day of the month after the month in which Landlord has completed the repairs or restoration of the Office Facilities, the Fixed Rent shall be an amount equal to the Fixed Rent multiplied by a fraction the numerator of which is the total number of rentable square feet in the repaired or restored Office Facilities and the denominator of which is the total number of rentable square feet in the Office Facilities immediately before the Casualty.

Section 7.04. All insurance proceeds on account of any casualty, including a Substantial Casualty, under the policies of insurance provided for in Section 6.01, less the cost, if any, incurred in connection with the adjustment of any loss or the collection thereof (the “net proceeds”),shall be deposited with a bank or trust company with offices in the State of Georgia acceptable to Landlord and Tenant (the “Insurance Holder”) to be applied by the Insurance Holder as follows:

(a) the net proceeds shall be paid from time to time by the Insurance Holder to the Landlord to be applied against the cost of repairs or restoration of the Facility, in accordance with and subject to the provisions of Section 7.02, as follows:

(i) Landlord shall certify to the Insurance Holder (and deliver a copy of such certification to Tenant) the total estimated cost of such repairs or restorations and, after commencement of the making thereof, shall certify (and deliver a copy of such certification to Tenant) on a regular basis to the Insurance Holder the work done and costs incurred to the date of such certification and the estimated work to be done and costs to be incurred for completion; and

(ii) the Insurance Holder shall, upon delivery of each certificate provided pursuant to clause (i) above, disburse net proceeds to Landlord, in the amounts necessary to reimburse or pay the Landlord for work theretofore completed and paid for by Landlord, as certified to in such certificate, for which the Landlord has not been theretofore reimbursed pursuant to this clause (ii).

(b) if this Lease is terminated pursuant to Section 7.01, or if after the repair or restoration of the Facility has been completed by Landlord in a manner reasonably satisfactory to Tenant, and all costs incurred in connection therewith have been paid, the Insurance Holder has any net proceeds remaining, the net proceeds shall be paid to Landlord.

(c) the Insurance Holder shall hold the net proceeds in the name of the Insurance Holder and all interest which accrues thereon shall be added to and become part of the “net proceeds” for all purposes hereof.

Article 8

Condemnation

Section 8.01. (a) If, at any time during the term of this Lease, title to all or substantially all of the Premises shall be taken in condemnation proceedings or by any right of eminent domain, this Lease, and the estate hereby granted, shall terminate and expire on the date of such taking (the “Taking Date”) and the Fixed Rent and other charges payable hereunder shall be apportioned as of and paid to the Taking Date. For the purpose of this Section, the term “substantially all of the Premises” shall mean a taking of so much of the Premises that (i) 20% or more of the Office Facilities shall have been taken or (ii) 20% or more of the Parking Areas shall have been taken, and Landlord is unable to supply substitute parking spaces within a reasonable distance from the Office Facilities. In the event that the parties hereto cannot agree as to whether or not substantially all of the Premises has been taken, either party may submit such issue to arbitration pursuant to Article 12 hereof.

(b) In the event of a taking pursuant to this Section 8.01, any award or awards payable by reason thereof (other than any award or awards payable to Tenant pursuant to Section 8.03) shall be paid to Landlord.

Section 8.02. In the event of a taking of less than substantially all of the Premises, the term of this Lease shall not be reduced or affected in any way, and any award or awards payable by reason thereof (other than any award or awards payable to Tenant pursuant to Section 8.3 hereof) shall be applied in the following order of priority:

(a) first, to be deposited in the manner provided in Section 7.04 and expended to cover the costs of repairs and restoration necessitated by any such taking; and

(b) second, to Landlord.

Landlord shall, to the extent of available proceeds, promptly repair and restore the Premises after any such taking in the manner provided in Section 7.02 and shall provide Tenant with substitute parking spaces, in the case of any such taking of any portion of the Parking Areas, within a reasonable distance from the office Facilities for the non-exclusive use of Tenant and other occupants of space in the Park.

From and after the Taking Date, the Fixed Rent payable hereunder shall be reduced to an amount equal to the Fixed Rent payable under Section 3.01 multiplied by a fraction, the numerator of which is the total rentable square feet of space available to Tenant in the Office Facilities after the Taking Date and the denominator of which is the total rentable square feet of space in the Office Facilities immediately prior to the Taking Date.

Section 8.03. Landlord shall notify Tenant in writing upon Landlord’s receipt of notice of a proposed or threatened taking of the Premises or any portion thereof. Notwithstanding anything to the contrary contained herein, in the event of a taking, Tenant shall have the right (i) to bring an action for (a) the unamortized cost of all alterations or improvements to the Premises made by Tenant, such unamortized cost to be calculated based upon the method actually used by Tenant for Federal income tax purposes; (b) the present value, discounted by the Interest Rate then in effect, of the excess, if any, of the then fair market rental value of the Premises for the period commencing with the Taking Date and ending on the tenth anniversary of the Commencement Date, over the Fixed Rent which would have been payable by Tenant for such period; (c) Tenant’s estimated costs of relocating; and (d) the value of all personal property or trade fixtures taken in, or rendered useless to Tenant by reason of, such taking, and (ii) to move to have Tenant’s action joined with any action or proceeding in which Landlord asserts a claim for an award of damages as a consequence of such taking. Landlord agrees not to object to, or otherwise interfere with, Tenant’s motion to have its action joined with Landlord’s action.

Article 9

Assignment and Subletting

Section 9.01. (a) Tenant may assign this Lease without the prior written consent of Landlord; provided, however, that, except as provided in subsection (e) of this Section 9.01, Tenant shall continue to be liable to Landlord for all of the obligations of Tenant hereunder for the term of this Lease.

(b) Tenant may sublet all or any portion of the Office Facilities without Landlord’s prior written consent on the following conditions:

(i) Each such sublease shall contain provisions to the following effect:

(v) That same is subject and subordinate to this Lease and all modifications hereof;

(w) That the subtenant will, at the option and at the request of the Landlord under this Lease, attorn to and recognize the Landlord under this Lease as its landlord under the sublease, in the event of termination of this Lease by reason of the default of the Tenant hereunder, whether said termination be by summary proceedings, voluntary agreement or otherwise;

(x) That the sublet premises are to be used for any purpose permitted by this Lease;

(y) That the term of such sublease shall expire not later than one day prior to the date of expiration of the term of this Lease; and

(z) That the subtenant shall be prohibited from assigning or subletting without further compliance with the conditions of this Section 9.01(b).

(ii) Tenant shall and does hereby agree to indemnify and hold Landlord harmless from any and all liabilities, claims and causes of action arising under any of the terms and conditions of every sublease.

(iii) A photostatic copy of the executed sublease meeting the requirements of this Section 9.01(b) shall be delivered to Landlord within ten (10) days after the execution thereof and in no event less than twenty (20) days prior to the proposed taking of possession by the subtenant. No amendment or modification of such sublease shall be made, unless in accordance with this Section 9.01(b) and unless a photostatic copy thereof shall be delivered to Landlord within 10 days after the execution thereof.

(c) If this Lease shall be assigned, or if the Office Facilities shall be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, except as hereinafter provided. If any such assignee, subtenant or occupant shall be in default in the performance of Tenant’s obligations under this Lease, and Tenant shall not have been released from liability hereunder as hereinafter provided, Landlord agrees to give Tenant notice thereof at the time notice is given to the subtenant or assignee, as well as a reasonable opportunity to cure such default.

(d) Prior to any assignment of this Lease, Tenant shall deliver to Landlord notice of the proposed assignment and an assumption agreement, in recordable form, under which the assignee of this Lease agrees to assume all of Tenant’s obligations hereunder.

(e) Anything in this Article 9 or otherwise in this Lease to the contrary notwithstanding, Tenant shall have no further liability and shall be relieved from all obligations hereunder upon the assignment of this Lease to (i) any Affiliate (as hereinafter defined), (ii) any corporation that acquires substantially all of the assets of Tenant, (iii) any corporation into which Tenant is merged, (iv) any corporation resulting from a consolidation of Tenant with another corporation or (v) any other person having a net worth immediately after the assignment of this Lease which is at least equal to the net worth of Tenant immediately prior to the assignment of this Lease (all transactions involving the entities described in subparagraphs (i), (ii), (iii) and (iv) hereof hereinafter referred to as “Corporate Transactions”).

As used herein, the term “Affiliate” shall mean any corporation or other entity controlled by, under common control with or which controls Tenant and which has a net worth of not less than $100,000,000. For purposes of this Section, “control” shall be deemed to mean the ownership, directly or indirectly, of voting control and/or the ability to direct management.

(f) (i) If Tenant shall assign this Lease, Tenant shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of any monies which Tenant’s assignee shall pay to Tenant in consideration of the making of such assignment, less all reasonable out-of-pocket costs incurred by Tenant in connection with the making of such assignment, including any brokerage fees, advertising fees and alteration costs incurred in preparing the Premises for such assignment, any work allowance, reasonable architectural, engineering and legal fees and expenses and the unamortized cost of any alterations or improvements made by Tenant (collectively, “Tenant Deductions”).

(ii) If Tenant shall sublet all or any portion of the premises, Tenant shall pay to Landlord, as additional rent hereunder, fifty percent (50%) of the amount, if any, by which the rent payable to Tenant by the sublessee shall exceed the fixed rent and other payments of a similar nature allocable to the portion of the Premises affected by such sublease, plus the amounts, if any, payable to Tenant by such sublessee as consideration (partial or otherwise) for Tenant making such subletting, less Tenant Deductions.

(iii) Payments to Landlord pursuant to subparagraphs (i) and (ii) above shall be made by Tenant within five (5) days after Tenant’s receipt of payment from the assignee or sublessee, or within five (5) after Tenant is credited with the same by the assignee or sublessee, as the case may be. At the time of submitting the proposed assignment or sublease to Landlord, Tenant shall certify to Landlord in writing whether or not the assignee or sublessee has agreed to pay any monies to Tenant in consideration of the making of the assignment or sublease, other than as specified in such instruments, and Tenant shall certify the amounts and time of payment thereof in reasonable detail.

(iv) Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to make any payments to Landlord pursuant to this subparagraph (f) with respect to (a)

any Corporate Transactions and (b) the first 30,987 rentable square feet of the Office Facilities which may be assigned or sublet by Tenant.

Article 10

Default Provisions

Section 10.01. (a) This Lease and the term and estate hereby granted are subject to the limitation that:

(i) whenever Tenant shall default in the payment of any installment of the Fixed Rent or any other sum payable by Tenant hereunder on any day upon which the same ought to be paid and if such default shall continue for ten (10) days after Landlord shall have given to Tenant written notice specifying such default; or

(ii) whenever Tenant shall do, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Tenant herein contained or contrary to any of the covenants, agreements, terms or provisions of this Lease, or shall fail in the keeping or performance of any of the covenants, agreements, terms or provisions contained in this Lease which on the part or behalf of Tenant are to be kept or performed (other than those referred to in the foregoing subsection (i) of this Section), and Tenant shall fail to remedy the same within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, if Tenant’s default hereunder shall not be capable of being remedied within such thirty (30) day period, and Tenant shall commence to remedy its default within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, and having so commenced, shall thereafter fail to proceed diligently to remedy the same; or

(iii) whenever an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import, or a receiver of Tenant or for the property of Tenant shall be appointed without the acquiescence of Tenant, or whenever this Lease or the estate hereby granted or the unexpired balance of the term would, by operation of law or otherwise, except for this provision, devolve upon or pass to any person other than Tenant or any corporation into which Tenant may be duly merged, converted or consolidated under statutory procedure, and such situation under this subsection (iii) shall continue and shall remain undischarged or unstayed for an aggregate period of ninety (90) days (whether or not consecutive) or shall not be remedied by Tenant within ninety (90) days; or

(iv) whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors or shall file a voluntary petition under any present or future bankruptcy law or law of like import, or whenever any court of competent jurisdiction shall approve a petition filed by Tenant under the reorganization provisions of any present or future bankruptcy law or law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of any present or future bankruptcy law or law of like import.

(b) Landlord may, at any time following the occurrence of any of the events described in subparagraph (a) of this Section 10.01, and after the expiration of the applicable notice and cure periods set forth therein, give Tenant a notice (the “Second Notice”) of Landlord’s intention to end the term of this Lease on a specified future day, which shall not be less than fifteen (15) days thereafter. Upon the giving of the Second Notice, this Lease, and the term and estate hereby created, shall expire and terminate on the day specified therein as fully and completely, and with the same force and effect, as if the day so specified were the date hereinbefore fixed for the expiration of the term of this Lease. All rights of Tenant under this Lease shall expire and terminate on such date, but Tenant shall remain liable for damages as hereinafter provided.

Section 10.02. (a) Tenant covenants and agrees that, in the event of the termination of this Lease or re-entry by Landlord, under any of the provisions of this Article 10 or pursuant to law, by reason of default hereunder on the part of Tenant, Tenant will pay to Landlord damages in a sum equal to the Fixed Rent which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so re-entered the Premises, payable upon the days specified herein for such payment following such termination or such re-entry and until the date herein set for the expiration of the term of this Lease, provided, however, that if Landlord shall re-let the Premises during said period, Landlord shall credit Tenant with the net rents, if any, received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Premises and of securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder. Landlord shall use reasonable efforts to re-let the Premises in an attempt to mitigate the Rent and/or damages that Tenant is obligated to pay under this Section 10.02(a).

(b) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Article 10, or under any provisions of law, or had Landlord not re-entered the Premises.

(c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above.

Section 10.03. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law, under the terms of this Lease or after the termination of this Lease as herein provided.

Article 11

Right to Perform the Other Party’s Obligations; Cumulative Remedies: Waiver

Section 11.01. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease beyond any applicable grace period, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or, in any other case, provided only that Tenant shall fail to remedy such default within five (5) days after Landlord shall have notified Tenant in writing of Landlord’s intention to cure such default. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant on demand. If Tenant shall, by written notice to Landlord, dispute any amount payable under this Section 11.01 as additional rent, the dispute shall be determined by arbitration as provided in Article 12.

Section 11.02. If Landlord shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Landlord, immediately and without notice in case of emergency, or, in any other case, provided only that Landlord shall fail to remedy such default with reasonable dispatch after Tenant shall have notified Landlord in writing of such default. If Tenant makes any expenditures or incurs any obligations for the payment of money in connection therewith, including reasonable attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be paid to it by Landlord on demand. If Landlord shall, by written notice to Tenant, dispute Tenant’s right to be reimbursed for an expenditure incurred by Tenant pursuant to this Section 11.02, the dispute shall be determined by arbitration as provided in Article 12.

Section 11.03. Either party may restrain any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained. Failure to insist upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition, right, remedy or election, but the same shall continue and remain in full force and effect. Any right or remedy in this Lease specified and any other right or remedy that may exist at law, in equity or otherwise upon breach of any covenant, agreement, term, provision or condition in this Lease contained, shall be distinct, separate and cumulative rights or remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other. No covenant, agreement, term, provision or condition of this Lease shall be deemed to have been waived unless such waiver be in writing, signed by the party sought to be charged or such party’s agent duly authorized in writing. Consent of Landlord to any act or matter must be in writing and shall apply only with respect to the particular act or matter to which such consent is given and shall not relieve Tenant from the obligation wherever required under this Lease to obtain the consent of Landlord to any other act or matter. Receipt or acceptance of the Fixed Rent by Landlord shall not be deemed to be a waiver of any default under this Lease, or of any right which Landlord may be entitled to exercise under this Lease. In the event that Tenant is in arrears in the payment of the Fixed Rent or additional rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited.

Article 12

Arbitration and Appraisal

Section 12.01. (a) In each instance specified in this Lease in which it shall become necessary to resort to arbitration or appraisal, such arbitration or appraisal shall be determined as provided in this Article 12. Each arbitrator or appraiser designated or appointed as herein provided shall have had at least ten (10) years’ experience in a calling connected with the subject matter of the dispute. For purposes of this Article 12, the term “arbitration” shall be deemed to include the term “appraisal” and the term “arbitrator” shall be deemed to include the term “appraiser”.

(b) The party desiring such arbitration shall give written notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator on its behalf. Within five (5) business days after the service of such notice, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. The arbitrators so chosen shall meet within five (5) business days after the second arbitrator is appointed and if, within ten (10) days after the second arbitrator is appointed, the said two arbitrators shall not agree upon the question in dispute, they shall themselves appoint a third arbitrator who shall be a competent and impartial person and in the event of their being unable to agree upon such appointment within five (5) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) business days. If the parties do not so agree, then either party, on behalf of both, may request such appointment by the American Arbitration Association (or any organizational successor thereto), or in its absence, failure, refusal or inability to act, then either party may apply to any court of original jurisdiction in the State of Georgia having jurisdiction thereof for the appointment of such third arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment. In the event of the failure, refusal or inability of any arbitrator to act, his successor shall be appointed within five (5) business days by the party who originally appointed him, except that, in the case of the third arbitrator, his successor shall be appointed as hereinabove provided. Within ten (10) days after the appointment of the third arbitrator, the arbitrator selected by Landlord and the arbitrator selected by Tenant shall each submit to such third arbitrator, in reasonable detail, its written proposal for the resolution of the matter in dispute. Such proposal shall not be modified once made. The third arbitrator shall, within ten (10) days after the submission of both proposals, make a determination as to the disputed matter by selecting either of the submitted proposals. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. In reaching any such decision, the arbitrators may rely on such consultants and experts in the area under dispute as they may deem appropriate. If the party receiving a notice of arbitration from the other party, as hereinabove provided, shall fail to timely and duly choose a qualified arbitrator, then the decision on the issue shall be made by the arbitrator chosen by the party initiating the arbitration, and such arbitrator’s determinations shall be binding and conclusive upon the parties, Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. If the issue should be determined by a single arbitrator, as above provided, his fees and expenses shall be borne equally by both parties. The fees and expenses of counsel for the respective parties and of witnesses shall be paid by the party engaging such counsel or calling such witnesses.

Section 12.02. In each instance specified in this Lease for the determination of a matter by arbitration, the same shall be settled and finally determined by arbitration in the County of Gwinnett, State of Georgia, in accordance with the rules of the American Arbitration Association or its successor (except that the selection of arbitrators shall be made in accordance with the provisions of Section 12.01), and the judgment upon the award rendered therein may be entered in any court having jurisdiction thereof.

Article 13

Suspense of Payment, Offset or Default

Section 13.01. Whenever Landlord shall claim that additional rent, an increase in Fixed Rent, or any other payment is due from Tenant hereunder or whenever Tenant shall claim that it is entitled hereunder to a diminution or abatement of the Fixed Rent, and Landlord or Tenant, as the case may be, in good faith (i) disputes such claim by notice given to the other party within ten (10) days after notice asserting such claim, and (ii) proceeds diligently with arbitration pursuant to Article 12, Tenant shall pay the Rent in full, and without diminution, abatement or offset; provided, however, that if the dispute is determined favorably to Tenant, Landlord shall be obligated to pay Tenant, within ten (10) days after service upon Landlord of the notice of such determination, the full amount of the diminution or abatement to which Tenant was entitled, plus interest at the Interest Rate from the date of payment by Tenant to the date of repayment to Tenant.

Section 13.02. When any matter in dispute-between the parties hereto shall be referred to arbitration in accordance with a specific provision of this Lease for such arbitration, any default hereunder claimed by either party against the other by reason of the matter in dispute shall be deemed suspended, provided the party so claimed to be in default shall proceed diligently with the arbitration, until the dispute is determined adversely to the party claimed to be in default and notice thereof is given to such party; provided, however, that nothing herein contained shall affect the rights of either party to perform any of the obligations of the other party hereunder during the pendency of any dispute and to receive reimbursement therefor as provided in Article 12.

Article 14

Brokerage Fees and Commissions

Section 14.01. Landlord and Tenant each warrant to the other that they have had no dealings with any real estate broker or agent, other than Richard Bowers and Richard Bowers and Co. (collectively “Bowers”), in connection with the transaction which is the subject of this Lease, and each party hereto agrees to indemnify the other party and hold the other party harmless from and against any and all costs (including, without limitation, attorneys’ fees and court costs), expense, or liability for commissions or other compensation or charges claimed by any broker or agent, other than Bowers, acting or claiming to have acted for Landlord or Tenant, as the case may be, in the transaction which is the subject of this Lease. Landlord agrees to indemnify and hold Tenant harmless from and against any claim for any commissions due and payable to Bowers.

Article 15

Impairment of Landlord’s Title

Section 15.01. Nothing in this Lease contained or any action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Premises.

Section 15.02. In amplification and not in limitation of the foregoing, Tenant shall not permit the Premises to be used by any person or persons or by the public, as such, at any time or times during the term of this Lease, in such manner as might reasonably tend to impair Landlord’s title to or interest in the premises or in such manner as might reasonably make possible a claim or claims of adverse use, adverse possession, prescription, dedication, or other similar claims of, in, to or with respect to the Premises.

Article 16

Quiet Enjoyment: Transfer of Landlord’s Interest

Section 16.01. Landlord covenants that if and so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

Section 16.02. (a) Subject to subsection (b) below, the term Landlord shall mean only the owner, or the mortgagee in possession, of the Premises for the time being so that in the event of any transfer of title to the Premises, upon notification to Tenant of such transfer the said transferor Landlord shall be and hereby is released from all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Premises, that the transferee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder, whether accrued as of the date of such transfer or thereafter arising while such transferee is Landlord hereunder. Nothing contained herein shall be deemed to relieve Landlord from any liability for liabilities accruing prior to the date of such transfer.

(b) Notwithstanding anything to the contrary set forth in (a) above (i) Landlord shall not be released from any future covenants, obligations or liabilities of Landlord hereunder unless and until the transferee executes and delivers to Tenant, in form and substance acceptable to Tenant, an assumption of all covenants, obligations and liabilities of Landlord hereunder, whether accrued as of the date of such transfer or thereafter arising.

Article 17

Signage

Section 17.01. (a) Tenant may design, and shall have the sole and exclusive right to erect, install and maintain such signage and similar identifications bearing Tenant’s name, logo or other identifying information at driveway entrance and exits, on the exterior of the Office Facilities and elsewhere on the Premises as Tenant deems appropriate in the conduct of its business in the Premises, provided that the same shall be substantially similar to the current signage at the Premises and in compliance with the Declaration. The entire cost of installation, maintenance, cleaning and repair of Tenant’s signage shall be borne by Tenant. Tenant shall obtain and pay for all necessary Permits therefor.

(b) At the expiration or sooner termination of this Lease, Tenant, at its sole cost and expense, shall remove such signage and repair any damage resulting from such removal.

Article 18

Landlord’s Maintenance of Park; Press Releases

Section 18.01. (a) Landlord and Tenant acknowledge that the character of the Park and the quality of the environment within the Park are a material inducement to Tenant entering into this Lease. Landlord covenants and agrees to maintain the Park, including all roads, parking areas, lawns, lakes and other improvements and buildings, in good order and repair throughout the term of this Lease. As used in this Lease, the term “Common Areas” shall mean all of the roads, lawns, lakes, walkways and landscaped areas and the Parking Areas and other improvements in the Park other than the Office Facilities.

(b) Within thirty (30) days prior to the Commencement Date, Landlord shall deliver to Tenant its written estimate of the Common Area Costs (as hereinafter defined) for the period from the Commencement Date through December 31, 1993, which estimate shall be reasonably acceptable to Tenant. By November 30, 1993, and thereafter by not later than November 30th of each succeeding calendar year, or portion of a calendar year, occurring during the term of this Lease (a “Lease Year”), Landlord shall deliver to Tenant a statement setting forth Landlord’s reasonable estimate of the Common Area Costs for the next succeeding Lease Year, or portion thereof, as the case may be, which estimate shall be based upon the Common Area Costs incurred by Landlord for the same period during the Lease Year in which such statement is delivered. Tenant agrees to pay to Landlord, in twelve (12) equal monthly installments along with the payment of Fixed Rent, Tenant’s Share of Common Area Costs (as hereinafter defined), which payments shall be based upon the estimates prepared by Landlord in accordance with this subparagraph (b). Landlord shall submit to Tenant as soon as reasonably practicable after the same becomes available (but not later than March 31st of each Lease Year) a statement setting forth in reasonable detail the Common Area Costs actually incurred by Landlord during the preceding Lease Year. If the aggregate amount of the payments made by Tenant in respect of Common Area Costs exceeds the Common Area Costs actually incurred by Landlord during any Lease Year, then the overpayment shall be credited by Landlord against the next succeeding Rent payment(s) to be made by Tenant hereunder. If the aggregate amount of the payments made by Tenant shall be less than the Common Area Costs incurred by Landlord for such period, then Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount incurred by Landlord within fifteen (15) days after the statement is delivered to Tenant.

(c) Landlord’s failure to timely prepare and deliver any of the statements required to be delivered pursuant to subparagraph (b) hereof shall not be deemed a waiver by Landlord or cause Landlord to forfeit or surrender its rights to collect Tenant’s Share of Common Area Costs, and Tenant agrees to pay the same following Landlord’s delivery of the statements required pursuant to subparagraph (b), provided that Landlord shall have exercised reasonable diligence and shall have prepared and delivered such statements to Tenant promptly after the information necessary to prepare the same became available to Landlord. Tenant’s obligation to pay Tenant’s Share of Common Area Costs, and Landlord’s obligation to refund Tenant’s overpayment thereof, shall survive the expiration or termination of the term of this Lease.

(d) For the purposes of this subsection:

(i) “Common Area Costs” shall mean all costs and expenses incurred by Landlord in any Lease Year in the repair and maintenance of the Common Areas as are normally and usually included in common area charges in office parks of similar quality to the Park in the Atlanta, Georgia area, including signage costs, management fees, parkway assessments and landscaping costs incurred by Landlord with respect to the Common Areas; provided, however, that so long as Tenant occupies 50% or more of the rentable area of the buildings located on Lot 2B in the Park, if any item or service contract constituting a portion of Common Area Costs shall exceed $10,000, Landlord shall obtain three (3) or more bids for the performance of the same from third party contractors who are reputable, bondable and insurable (the “Bids”), and shall notify Tenant thereof and Landlord shall accept the lowest of such Bids unless the Tenant agrees otherwise, which agreement Tenant shall not unreasonably withhold and, provided further that Common Area Costs shall not include the cost to install, repair and/or maintain any amenities not existing at the Park on the Commencement Date, unless Tenant shall approve of the installation thereof or such installation is required by law; and

(ii) “Tenant’s Share of Common Area Costs” shall mean (A) the aggregate amount of the Common Area Costs multiplied by (B) a fraction, the numerator of which shall be the rentable area of the Office Facilities and the denominator of which shall be the aggregate rentable area of all buildings then erected in the Park.

(e) If Tenant shall not approve the installation of an amenity at the Park, and shall not pay Tenant’s proportionate share of the costs incurred in connection therewith, including the costs of installation, repair and maintenance, then neither Tenant nor any of Tenant’s employees, agents, invitees or subtenants shall be permitted to use such amenity.

Section 18.02. Landlord shall keep and maintain, at Landlord’s offices in Atlanta, Georgia or elsewhere which is reasonably accessible to Tenant, full and accurate books and records of account (“Books and Records”) from which the Common Area Costs incurred by Landlord during each Lease Year may readily be determined. Landlord shall keep Books and Records for not less than two (2) years following the end of each Lease Year. Tenant shall have the right, upon reasonable prior notice to Landlord within such two (2) year period, to have access to the Books and Records, during regular business hours, for the purpose of inspecting and auditing the same, and Tenant shall be permitted to make copies and abstracts of the Books and Records. Landlord agrees to make the Books and Records available to Tenant and to cooperate with Tenant in connection with Tenant’s inspection and audit thereof. In the event that Tenant disputes the validity or amount of any Common Area Costs, Tenant shall advise Landlord to that effect in writing, and if the parties cannot resolve any such dispute within twenty (20) days following such notification, such dispute shall be submitted to arbitration pursuant to Section 12 hereof.

Section 18.03. Any press release issued by Landlord which concerns this Lease, the Facility or this transaction in general shall be subject to the reasonable prior approval of Tenant.

Article 19

Notices

Section 19.01. All notices, demands, approvals, requests or other communications which may be or are required to be given, served or sent by either party to the other shall be in writing and shall be deemed to have been properly given or sent if delivered personally, sent by overnight courier service, or sent by United States registered or certified mail with return receipt requested and postage prepaid:

To Landlord:

Breckinridge Place Limited Partnership

c/o Kern Realty Services

7840 Roswell Road

Suite 320

Atlanta, Georgia 30350

and

Breckinridge Place Limited Partnership

c/o Jones Lang Wootton Realty Advisors

101 East 52nd Street

New York, New York 10022

Attention: Mr. Bruce G. Sirof

with a copy to:

Rudnick & Wolfe

203 North La Salle Street

Chicago, Illinois 60601-1293

Attention: Louis S. Cohen, Esq.

To Tenant:

Primerica Life Insurance Company

3120 Breckinridge Boulevard

Duluth, Georgia 30136

Attention: General Counsel

with a copy to:

Primerica Corporation

65 East 55th Street

New York, New York 10020

Attention: General Counsel

with a further copy to:

Winthrop, Stimson, Putnam & Roberts

One Battery Park Plaza

New York, New York 10004-1490

Attention: Herbert F. Fisher

Each of the above may designate by notice in writing and delivered as set forth above a new address to which any notice, demand, request or communication may hereafter be so given,

served or sent. Each notice, demand, request or communication shall be deemed given and served (i) upon receipt or refusal, if delivered personally, (ii) one (1) business day after deposit with an overnight courier service or (iii) upon deposit in the United States mails, if mailed.

Article 20

Estoppel Certificate

Section 20.01. The parties mutually agree that at any time and from time to time upon written request of the other party and at the reasonable cost and expense to the party requesting the same, Landlord or Tenant, as the case may be, will execute, acknowledge and deliver to the other party a certificate evidencing:

(a) whether the Lease is in full force and effect;

(b) whether the Lease has been modified or amended in any respect, and submitting copies of such modifications or amendments, if any; and

(c) whether, to the knowledge of the party executing the certificate, there are any existing defaults under the Lease, and specifying the nature of such defaults, if any;

(d) whether Tenant has made any prepayments of Rent to Landlord hereunder;

(e) the date on which Tenant’s obligation to pay Rent commenced; and

(f) such other matters as Landlord shall reasonably request.

Article 21

Invalidity of Particular Provisions – Construction

Section 21.01. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Lease unless otherwise expressly provided.

Article 22

End of Term

Section 22.01. On the date of the expiration of the term of this Lease or upon the earlier termination thereof (collectively, the “Termination Date”), Tenant shall peaceably and quietly leave, surrender and yield up the Premises, together with the keys thereto, to Landlord, broom clean and in good order, condition and repair, reasonable wear and tear and damage by fire or other casualty and damage that is not Tenant’s obligation to repair, excepted.

Section 22.02. Tenant shall remove all of its personal property from the Premises on or before the Termination Date, and any personal property of Tenant or any subtenant which shall remain on the Premises after the Termination Date, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. Landlord shall not be responsible for any loss or damage occurring to any such property owned by Tenant or any subtenant, unless caused by the negligence or other misconduct of Landlord, its agent or employees. If Landlord shall choose to remove any such property from the Premises, Tenant shall pay to Landlord, on demand, the reasonable cost of such removal.

Section 22.03. The provisions of this Article 22 shall survive the expiration or any termination of this Lease.

Article 23

Mortgagee Protection

Section 23.01. Tenant agrees to send to the holder of any first mortgage or deed of trust now or hereafter creating a lien against the Premises, or any interest therein (the “First Mortgagee”), by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant under this Lease, provided that prior to sending such notice Tenant shall have been (i) notified in writing of the address of the First Mortgagee and (ii) provided with a copy of the assignment of Landlord’s interests in this Lease to the First Mortgagee. Tenant further agrees that if Landlord has failed to cure its default hereunder within twenty (20) days after notice is sent to

Landlord (or if such default cannot be cured or corrected within such twenty (20) day period, then within such additional time as may reasonably be necessary, if Landlord has commenced to cure the same within such twenty (20) day period and is pursuing diligently the remedies or steps necessary to cure or correct such default), then the First Mortgagee shall have an additional period of thirty (30) days within which to cure or correct such default, or if such default cannot be cured or corrected within such thirty (30) day period, then the First Mortgagee shall have such additional time as may reasonably be necessary if the First Mortgagee has commenced to cure the same within such thirty (30) day period and is pursuing diligently the remedies or steps necessary to cure or correct such default.

Article 24

Subordination And Non-Disturbance

24.01. Landlord has executed and delivered, and may hereinafter execute and deliver from time to time, a first mortgage or deed of trust (the “First Mortgage”) secured by the Premises, or any interest therein. If requested by the holder of the First Mortgage, Tenant will subordinate Tenant’s interest in this Lease to the First Mortgage, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, and Tenant agrees to execute and deliver an agreement effecting such subordination promptly after Landlord shall request Tenant to do so; provided, however, that the terms of the First Mortgage are not inconsistent with the provisions contained in Articles 7 and 8 of this Lease and provided that as a further condition to subordinating its rights and interests under this Lease to the First Mortgage, Tenant shall be entitled to require the holder of the First Mortgage to enter into an agreement with Tenant providing that so long as this Lease is in full force and effect, and Tenant shall not be in default hereunder after the giving of notice and beyond the expiration of any applicable cure period, the holder of the First Mortgage shall not disturb this Lease, name Tenant as a defendant in any foreclosure or other action or otherwise attempt to cut-off or interfere with Tenant’s rights hereunder. The terms of such agreement shall be reasonably acceptable to Tenant, provided that the terms of the First Mortgage and such agreement shall not place additional obligations on Tenant or diminish Tenant’s rights under this Lease.

Article 25

Hazardous Substances

Section 25.01. (a) As used herein, the term “Environmental Law” shall mean and include all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Water Quality Act of 1987; the Federal Insecticide, Fungicide and the Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Marine Protection Research and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et Seq.; the Noise Control Act, 42 U.S.C. Section

4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 & et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq.; the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and state superlien and environmental clean-up statutes, with implementing regulations and guidelines. The term “Environmental Laws” shall also include all state, regional, county, municipal and other local laws, regulations and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

(b) As used herein, the term “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquified natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials; PCBs and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA.

25.02. (a) Landlord represents and warrants to Tenant that no Hazardous Materials are, or have been, stored, released or located on, in or under the Premises, except as may have been stored, released or otherwise used at the Premises by Tenant.

(b) During the term of this Lease (a) Tenant shall not conduct or authorize the management of any Hazardous Materials on the Premises in violation of Environmental Law, including installation of any underground storage tanks, without prior written disclosure to, and approval by, Landlord; (b) Tenant shall not take any action that would subject the Premises to permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; (c) Tenant shall not discharge Hazardous Materials into drains or sewers; (d) Tenant shall not cause or allow the release of any Hazardous Materials on, to or from the Premises in violation of Environmental Law; and (e) Tenant, at its own cost, shall arrange for the lawful transportation and off-site disposal of all Hazardous Materials that it generates.

25.03. During the term of this Lease, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration or other federal, state or local agency or authority, or any other entity or individual, concerning (a) any release of Hazardous Materials on, to or from the Premises; (b) the imposition of any environmental lien on the Premises in violation of Environmental Law; or (c) any alleged violation of, or responsibility under, Environmental Laws. Landlord and Landlord’s employees and agents and agents shall have the right, at Landlord’s sole cost and expense, to enter the Premises and conduct appropriate inspections or tests in order to determine Tenant’s compliance with Environmental Laws, provided that the same shall be at reasonable times and upon reasonable prior notice to Tenant and conducted in the manner least likely to interfere with Tenant’s business operations at the Premises.

25.04. Upon written request by Landlord, Tenant shall provide Landlord with the results of appropriate reports and tests, and with any other documents readily available to Tenant, to demonstrate that Tenant is in compliance with all Environmental Laws relating to the Premises.

25.05. (a) Tenant shall indemnify, defend and hold harmless Landlord, its beneficiaries, its lenders, any managing agents and leasing agents of the Premises, and their respective agents, partners, officers, directors and employees from all loss, cost, claim, liabilities, fees or expenses of whatever nature (including professional consultants’ and attorneys’ fees) arising from or attributable to any breach by Tenant of any of its warranties, representations or covenants in this Article. Tenant’s obligations hereunder shall survive the termination or expiration of this Lease.

(b) Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors and employees, successors and assigns from all losses, costs, claims, liabilities, fees or expenses of whatever nature (including professional consultants’ and attorneys’ fees) arising from or attributable to any breach by Landlord of its representations and warranties in this Article. Landlord’s obligations hereunder shall survive the termination or expiration of this Lease.

Article 26

Covenants Binding; Entire Agreement

Section 26.01. The covenants, agreements, terms, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and Tenant.

Section 26.02. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Lease which are not fully expressed in this Lease. This Lease cannot be changed or terminated orally or in any manner other than by a written agreement signed by the party against whom enforcement of any change is sought.

Section 26.03. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof. If Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this Lease by Tenant, certified resolutions of Tenant’s board of directors authorizing Tenant’s execution and delivery of this Lease and the performance of Tenant’s obligations hereunder.

Article 27

Holding Over

Section 27.01. Should Tenant hold over in possession after the expiration of the term of this Lease, such holding over shall not be deemed to extend the term of this Lease or renew this Lease; but the tenancy thereafter shall continue as a tenancy from month to month at the sufferance of Landlord pursuant to the provisions herein contained and at One Hundred Fifty (150%) percent of the Fixed Rent in effect immediately preceding the expiration of the term of this Lease, plus all additional rent and other charges which would otherwise be paid by Tenant if the term of this Lease were extended.

Article 28

Governing Law

Section 28.01. This Lease shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Article 29

Termination of Existing Leases

Section 30.01. Landlord and Tenant acknowledge being parties to (a) a certain Lease dated August 12, 1987 pursuant to which Landlord has leased Building 200 and Building 400 to Tenant (the “Building 200 and 400 Lease”), (b) a certain Lease dated December 5, 1985 pursuant to which Landlord has leased Building 300 to Tenant (the “Building 300 Lease”) and (c) a certain Lease dated October 27, 1986 pursuant to which Landlord has leased Building 1200 to Tenant (the “Building 1200 Lease”). Landlord and Tenant hereby agree (1) to terminate and cancel the Building 300 Lease and the Building 1200 Lease for all purposes effective June 30, 1993, with the same force and effect as if such date was the date set forth therein for the termination thereof and (2) to modify the Building 200 & 400 Lease (i) to eliminate, effective July 1, 1993, Building 200 as part of the premises leased thereunder and to modify the rental and other terms of such Lease to reflect the same, (ii) to grant Tenant the option to renew such Lease with respect to Building 400, (iii) to grant to Tenant the right to cancel the Lease with respect to Building 400 and (iv) to provide for the reduction of the rent thereunder under a given circumstance.

Article 30

Exculpation

Section 31.01 It is understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each of the representations, warranties, covenants, undertakings and agreements made by Landlord herein, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless made and intended, not as personal representations and warranties, covenants, undertakings and agreements of Landlord for the purpose, or with the intention, of binding Landlord personally, but are made and intended for the purpose of subjecting Landlord’s interest in the Facility, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its partners, or agents or representatives of said partners), Tenant agrees to look solely to the interests of Landlord in the Facility, the Land and the Premises, and to the proceeds derived by Landlord from the sale or transfer thereof. Neither Landlord nor any of Landlord’s partners shall have any personal liability to pay any indebtedness accruing hereunder, or to perform any covenant, either express or implied, contained herein, and no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, Landlord or Landlord’s partners, individually or personally, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first above written.

TENANT :	LANDLORD :

PRIMERICA LIFE INSURANCE COMPANY	BRECKINRIDGE PLACE LIMITED PARTNERSHIP
By:	BRECKINRIDGE ASSOCIATES,
By:	/s/ Edwin E. Sherin	a general partner
Edwin E. Sherin
Co-Chief Executive Officer	By:	/s/ Kevin M. Kern
Robert F. Kern,
a general partner, by Kevin Kern, his attorney-in-fact

By:	KERN & COMPANY, INC.
a general partner

By:	/s/ Kevin M. Kern
Robert F. Kern,
President, by Kevin Kern, his attorney-in-fact

By:	WFK HI-TECH, LTD.,
a general partner

By:	/s/ Kevin M. Kern
Robert F. Kern,
its sole general partner, by Kevin Kern, his attorney-in-fact

By:	Jones Lang Wooton
Realty Advisors, its attorney-in-fact
By:	Jones Lang Wooton
Realty Advisors, Inc., its sole general partner

By:	/s/ Bruce Sirof
Bruce Sirof
Vice President

FIRST AMENDMENT OF LEASE

BRECKINRIDGE PLACE LIMITED PARTNERSHIP,

Landlord

AND

PRIMERICA LIFE INSURANCE COMPANY,

Tenant

For:   Building 200

     Building 300

     Building 1200

     3100 Breckinridge Place

     Duluth, Georgia

Dated: As of July 1, 1993

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE, made and entered into this 1st day of July, 1993, by and between BRECKINRIDGE PLACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an office c/o Kern Realty Services, 7840 Roswell Road, Atlanta, Georgia 30350 (“Landlord”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 3120 Breckinridge Boulevard, Duluth, Georgia 30199-0001 (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain lease dated May 28, 1993 (the “Lease”) or premises commonly known as Building 200, Building 300 and Building 1200 at the office park commonly known as Breckinridge Place, with a street address at 3100 Breckinridge Boulevard, Duluth, Georgia (the “Park”), and

WHEREAS, Landlord and Tenant desire to modify the Lease to add Building 400 in the Park as part of the premises leased by Landlord to Tenant under the Lease and in such further particulars as are hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Lease and agree as follows:

1. Section 1.01 is hereby deleted in its entirety and the following Section 1.01 is hereby substituted for all purposes in its place and stead:

“Section 1.01. For and in consideration of the rents to be paid and the covenants and agreements herein contained, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms, conditions and covenants herein contained:

(a) an office building containing 30,987 rentable square feet, commonly known as Building 200 at the development known as Breckinridge Place, with a street address at 3100 Breckinridge Boulevard, Duluth, Georgia (as more particularly described on Exhibit A hereto, the “Park”); and

(b) an office building containing 10,429 rentable square feet, commonly known as Building 300 at the Park; and

(c) an office building containing 25,632 rentable square feet, commonly known as Building 400 at the Park; and

(d) an office building containing 72,776 rentable square feet, commonly known as Building 1200 at the Park (Buildings 200, 300, 400 and 1200 at the Park shall hereinafter collectively be referred to as the “Office Facilities”).

Together with the non-exclusive right for the term of this Lease to use all Common Areas (as hereinafter defined), including those parking spaces contiguous to the Office Facilities which exist on the date hereof (the “Parking Areas”) (the Common Areas, including the Parking Areas, being as shown on the site plan of the Park annexed hereto as Exhibit B, the “Site Plan”);

Subject, however, to the Declaration of Protective Covenants For Breckinridge, Gwinnett County, Georgia, filed and recorded June 25, 1984, in Book 2813, Page 591, in the Office of the Clerk of the Superior Court, Gwinnett County (the “Declaration”), and to such other agreements, easements, mortgages, encumbrances and other liens or charges affecting the Premises and/or Common Areas as are listed on Exhibit C hereto (collectively, the “Permitted Encumbrances”).”

2. Section 2.02 is modified by deleting the reference to the term “Landlord’s Maintenance” and the corresponding reference to Section 5.05.

3. Section 5.02 is modified by deleting the reference to “Land” appearing in the second line thereof and substituting in its place and stead the words “Premises and Common Areas.”

4. Section 5.07 is modified by deleting the word “Landlord’s” and the words “Maintenance or” appearing as the last words in the second line and the first two words in the third line from the top of such Section, respectively and by inserting the word “collectively,” as the first word in the parenthetical reference in the fifth line from the top of such Section so that such reference shall now read “(collectively, Landlord’s Obligations”) .”

5. Subsection (f) (iv) of Section 9.01 is modified by deleting the number 30,987 in subparagraph (b) thereof and inserting the number 37,908 in its place and stead.

6. The warranties and agreements contained in Article 14 of the Lease are repeated and confirmed with respect to Building 400 with the same force and effect as if Building 400 were originally included as a part of the Premises.

7. The last sentence of subsection (a) of Section 18.01 is deleted and the following sentence is substituted in its place and stead:

“As used in this Lease, the term “Common Areas” shall mean all of the roads, lawns, lakes, walkways and landscaped areas and the Parking Areas and other improvements in the Park other than the Office Facilities and any other buildings in the Park which are leased or available for lease by third parties.”

8. Article 29 is hereby deleted in its entirety and the following Article 29 is hereby substituted for all purposes in its place and stead:

“Article 29

Termination of Existing Leases

Section 29.01. Landlord and Tenant acknowledge being parties to (a) a certain Lease dated August 12, 1987 pursuant to which Landlord has leased Building 200 and Building 400 to Tenant (the “Building 200 and 400 Lease”), (b) a certain Lease dated December 5, 1985 pursuant to which Landlord has leased Building 300 to Tenant (the “Building 300 Lease”) and (c) a certain Lease dated October 27, 1986 pursuant to which Landlord has leased Building 1200 to Tenant (the “Building 1200 Lease”). Landlord and Tenant hereby agree to terminate and cancel the Building 200 and 400 Lease, the Building 300 Lease and the Building 1200 Lease for all purposes effective June 30, 1993, with the same force and effect as if such date was the date set forth therein for the termination thereof.”

9. Article 30 is hereby deleted in its entirety and the following Article 30 is hereby substituted for all purposes in its place and stead:

“Article 30

Exculpation

Section 30.01 It is understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each of the representations, warranties, covenants, undertakings and agreements made by Landlord herein, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless made and intended, not as personal representations and warranties, covenants, undertakings and agreements of Landlord for the purpose, or with the intention, of binding Landlord personally, but are made and intended for the purpose of subjecting Landlord’s interest in the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its partners, or agents or representatives of said partners), Tenant agrees to look solely to the interests of Landlord in the Premises, and to the proceeds derived by Landlord from the sale or transfer thereof. Neither Landlord nor any of Landlord’s partners shall have any personal liability to pay any indebtedness accruing hereunder, or to perform any covenant, either express or implied, contained herein, and no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, Landlord or Landlord’s partners, individually or personally, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.”

10. As a condition to the effectiveness of this First Amendment of Lease, Landlord agrees to deliver to Tenant the written agreement of any mortgagee of an existing mortgage on the Premises or any trustee and/or beneficiary of any existing deed to secure debt on the Premises not to disturb Tenant’s right of peaceful and quiet possession and enjoyment of the Premises in the event of the foreclosure of any such mortgage or deed to secure debt, which written agreement shall be in form and substance acceptable to Tenant.

11. Except as modified and amended by the terms and conditions of this First Amendment of Lease, the Landlord and Tenant hereby agree and confirm that the Lease is in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have executed or caused this Agreement to be executed by their duly authorized officers as of day and year first above written.

TENANT :	LANDLORD :

PRIMERICA LIFE INSURANCE COMPANY	BRECKINRIDGE PLACE LIMITED PARTNERSHIP
By:	BRECKINRIDGE ASSOCIATES,
By:	/s/ Edwin E. Sherin	a general partner
Edwin E. Sherin
Co-Chief Executive Officer	By:	/s/ Robert F. Kern
Robert F. Kern,
a general partner, by Kevin Kern, his attorney-in-fact

By:	KERN & COMPANY, INC.
a general partner

By:	/s/ Robert F. Kern
Robert F. Kern, President, by Kevin Kern, his attorney-in-fact

By:	WFK HI-TECH, LTD.,
a general partner

By:	/s/ Robert F. Kern
Robert F. Kern, its sole general partner, by Kevin Kern, his attorney-in-fact

By:	Jones Lang Wooton
Realty Advisors, its attorney-in-fact
By:	Jones Lang Wooton Realty Advisors, Inc., its sole general partner

By:	/s/ Bruce Sirof
Bruce Sirof
Vice Presidents

SECOND AMENDMENT OF LEASE

BRECKINRIDGE PLACE LIMITED PARTNERSHIP,

Landlord

and

PRIMERICA LIFE INSURANCE COMPANY,

Tenant

For:  Building 200

     Building 300

     Building 400

     Building 1200

     3100 Breckinridge Place

     Duluth, Georgia

Dated: As of March 1, 1994

SECOND AMENDMENT OF LEASE

THIS SECOND AMENDMENT OF LEASE, made and entered into as of this 1st day of March, 1994, by and between BRECKINRIDGE PLACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an office c/o Kern Realty Services, 7840 Roswell Road, Atlanta, Georgia 30350 (“Landlord”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 3120 Breckinridge Boulevard, Duluth, Georgia 30199-0001 (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain lease, dated May 28, 1993, for premises commonly known as Building 200, Building 300 and Building 1200 at the office park commonly known as Breckinridge Place, with a street address at 3100 Breckinridge Boulevard, Duluth, Georgia (the “Park”) ;and

WHEREAS, pursuant to a certain First Amendment of Lease dated as of July 1, 1993 (the “First Amendment”), Landlord and Tenant modified the said lease to, among other things, include Building 400 in the Park as part of the premises leased by Landlord to Tenant thereunder (the lease, as modified by the First Amendment, is hereinafter referred to as the “Lease”); and

WHEREAS, Landlord and Tenant wish to further modify the Lease in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Lease and agree as follows:

1. The following Section 6.09 is hereby added to the Lease immediately following Section 6.08 thereof:

Section 6.09. Landlord, as to the Premises, and Tenant, as to the improvements made therein at tenant’s expense and all of Tenant’s machinery, equipment, fixtures, furniture and furnishings and other articles of personal property located on or in the Premises, hereby release one another from all liability for any loss or damage caused by fire or any of the other risks embraced by the so-called All Risk and/or extended coverage endorsements. This release is conditioned upon the inclusion in their respective policies of insurance of a provision stating that such release shall not adversely affect said policies or prejudice any right of the insured to recover thereunder. Landlord and Tenant agree that their respective insurance policies shall include the aforesaid provision so long as the same is obtainable without extra cost, or, if extra cost shall be charged, so long as the party for whose benefit the clause is obtained shall pay such extra cost. If extra cost shall be chargeable therefor, the party so affected shall advise the other party thereof, and the other party, at its election, may pay the same or decline to so pay, in which event the release from liability given to said party by this Section 6.09 shall be deemed to be withdrawn and of no force and effect.

2. Except as modified and amended by the terms and conditions of this Second Amendment of Lease, Landlord and Tenant hereby agree and confirm that the Lease remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have executed or caused this Agreement to be executed by their duly authorized officers as of day and year first above written.

TENANT :	LANDLORD :

PRIMERICA LIFE INSURANCE COMPANY	BRECKINRIDGE PLACE LIMITED PARTNERSHIP
By:	BRECKINRIDGE ASSOCIATES,
By:	/s/ Edwin E. Sherin	a general partner
Edwin E. Sherin
Co-Chief Executive Officer	By:	/s/ Robert F. Kern
Robert F. Kern,
a general partner, by Kevin Kern, his attorney-in-fact

By:	KERN & COMPANY, INC.
a general partner

By:	/s/ Robert F. Kern
Robert F. Kern, President, by Kevin Kern, his attorney-in-fact

By:	WFK HI-TECH, LTD.,
a general partner

By:	/s/ Robert F. Kern
Robert F. Kern,
its sole general partner, by Kevin Kern, his attorney-in-fact

By:	Jones Lang Wooton
Realty Advisors, its attorney-in-fact
By:	Jones Lang Wooton Realty Advisors, Inc., its sole general partner

By:	/s/ Bruce Sirof
Bruce Sirof
Vice Presidents

THIRD AMENDMENT OF LEASE

BRECKINDRIGE PLACE LIMITED PARTNERSHIP,

Landlord

and

PRIMERICA LIFE INSURANCE COMPANY,

Tenant

For: Building 200

      Building 300

      Building 400

      Building 500 (part)

      Building 1200

      3100 Breckinridge Place

      Duluth, Georgia

Dated: As of September    , 1994

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE, made and entered into this     day of September, 1994, by and between BRECKINRIDGE PLACE LIMITED PARTNERSHIP, a Delaware limited partnership, having an office c/o Kern Realty Services, 7840 Roswell Road, Atlanta, Georgia 30350 (“Landlord”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 3120 Breckinridge Boulevard, Duluth, Georgia 30199-0001 (“Tenant”).

WHEREAS, Landlord and Tenant entered into a certain lease, dated May 28, 1993, for premises commonly known as Building 200, Building 300 and Building 1200 at the office park commonly known as Breckinridge, with a street address at 3100 Breckinridge Boulevard, Duluth, Georgia (the “Park”); and

WHEREAS, pursuant to a certain First Amendment of Lease dated as of July 1, 1993 (the “First Amendment”), Landlord and Tenant modified the said lease to, among other things, include Building 400 in the Park as part of the premises leased by Landlord to Tenant thereunder; and

WHEREAS, pursuant to a certain Second Amendment of Lease dated as of March 1, 1994 (the “Second Amendment”), Landlord and Tenant modified the said lease to, among other things, provide for a mutual release for certain losses covered by insurance (the lease, as modified by the First Amendment and the Second Amendment, is hereafter referred to as the “Lease”); and

WHEREAS, Landlord and Tenant wish to further modify the Lease in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto amend the Lease and agree as follows:

1. Section 1.01 is hereby deleted in its entirety and the following Section 1.01 is hereby substituted for all purposes in its place and stead:

“Section 1.01. For and in consideration of the rents to be paid and the covenants and agreements herein contained, Landlord hereby leases to Tenant and Tenant hereby hues from Landlord, subject to all of the terms, conditions and covenants herein contained:

(a) an office building containing 30         rentable square feet, commonly known as Building 200 at the development known as Breckinridge, with a street address at 3100 Breckinridge Boulevard Duluth, Georgia (as more particularly described on Exhibit A hereto); and

(b) an office building containing 10,429 rentable square feet, commonly known as Building 300 at the Park; and

(c) an office building containing 25,632 rentable square feet, commonly known as Building 400 at the Park; and

(d) an office building containing 72,776 rentable square feet, commonly known as Building 1200 at the Park; and

(e) suite 500 and suite 525, containing 8,109 and 2,836 rentable square feet, respectively, in the building commonly known as Building 500 at the Park (the “Building 500 Space”)

(Buildings 200, 300, 400, 1200 and the foregoing space in Building 500 at the Park shall hereinafter collectively be referred to as the “Office Facilities”).

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Together with the non-exclusive right for the term of this Lease to use all Common Areas (as hereinafter defined), including those parking spaces contiguous to the Office Facilities which exist on the date hereof (the “Parking Areas”) (the Common Areas, including the Parking Areas, being as shown on the site plan of the Park annexed hereto as Exhibit B, the “Site Plan”);

Subject, however, to (i) the Declaration of Protective Covenants For Breckinridge, Gwinnett County, Georgia, filed and recorded June 25, 1984, in Book 2813, Page 591, in the Office of the Clerk of the Superior Court, Gwinnett County, and (ii) the Declaration of Protective Covenants and Restrictions for Breckinridge Place, filed and recorded April 11, 1986, in Book 3474, Page 223, in the Office of the Clerk of the Superior Court, Gwinnett County, Georgia (collectively, the “Declaration”), and to such other agreements, easements, mortgages, encumbrances and other liens or charges affecting the Premises and/or Common Areas as are listed on Exhibit C hereto (collectively, the “Permitted Encumbrances”).”

2. Subsection 3.01(a) is hereby deleted in its entirety and the following Subsection 3.01(a) is hereby substituted for all purposes in its place and stead:

“Section 3.01(a) Tenant shall pay to Landlord during the term of this Lease a net annual rental (the “Fixed Rent”) of (i) $5.65 per rentable square foot in the Office Facilities other than the Building 500 Space and (ii) $6.00 per rentable square foot in the Building 500 Space, for each year during the period between the Commencement Date and the Termination Date (as defined in Section 22.01).”

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3. Subsection (f)(iv) of Section 9.01 is modified by deleting the number 37,908 in subparagraph (b) thereof and inserting 40,863 in its place and stead.

4. Fixed Rent, Additional Rent and any other charges payable under the Lease shall accrue and be payable for the Building 500 Space from and after September 15, 1994.

5. Landlord hereby consents to the sublease by Tenant of a portion of the Premises to Ara F. Kalpak (“Subtenant”), under the terms and conditions of the Sublease, the form of which is attached hereto as Exhibit D and made a part hereof. Notwithstanding such Sublease and this consent to said Sublease by Landlord, Tenant acknowledges and confirms that Tenant is and shall remain fully liable for all obligations and liabilities of the tenant under the Lease, and such liability shall continue throughout the full term of the Lease, including any applicable extension(s) and/or renewal(s) thereof.

6. Except as modified and amended by the terms and conditions of this Third Amendment of Lease, Landlord and Tenant hereby agree and confirm that the Lease remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant have executed or caused this Agreement to be executed by their duly authorized officers as of day and year first above written.

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TENANT:		LANDLORD:

PRIMERICA LIFE INSURANCE COMPANY		BRECKINRIDGE PLACE LIMITED PARTNERSHIP

		By:	Breckinridge Associates,
By:	/s/ Edwin E. Sherin		a general partner
Edwin E. Sherin
	Vice Chairman and Chief Operating Officer	By:	/s/ Robert F. Kern
Robert F. Kern, a general partner

		BY:	Kern & Company, Inc.
a general partner

		By:	/s/ Robert F. Kern
Robert F. Kern, President,

		BY:	WFK Hi-Tech, Ltd.,
a general partner

			By:	/s/ Robert F. Kern
Robert F. Kern, its sole general partner,

		BY:	Jones Lang Wootton Realty Advisors,
its attorney-in-fact

			By:	Jones Lang Wootton Realty Advisors, Inc.,
its sole general partner

				By:	/s/ Bruce Sirof
Bruce Sirof
Vice President

5

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”), made and entered into as of the 18th day of September, 1997, by and between BRECKINRIDGE PLACE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation (“Tenant”);

W I T N E S S E T H    T H A T:

WHEREAS, Landlord and Tenant entered into that certain Agreement of Lease dated May 28, 1993 (as the same may have been amended, modified or renewed from time to time, the “Lease”) for premises commonly known as Building 200, Building 300, Building 400, Building 1200, and Suites 500 and 525 within Building 500 with a street address of 3100 Breckinridge Boulevard, Duluth, Georgia (the “Premises”) at the office park commonly known as Breckinridge (the “Park”); and

WHEREAS, Landlord and Tenant desire to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1.	Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord an additional 9,818 rentable square feet of space in the Park (the “Expansion Space”) as shown on EXHIBIT “A-1”, EXHIBIT “A-2” and EXHIBIT “A-3”, and situated in Suite 165 within Building 100, Suite 526 within Building 500, and Suite 710 within Building 700, increasing the total rentable square feet of space leased pursuant to this Lease to 160,587.

2.	This Lease is hereby amended by adding the Expansion Space as part of the Premises, subject to the following terms and conditions.

a.	The Expansion Space shall be added as part of the Premises for all purposes including the payment of Rent effective as of October 1, 1997 (the “Effective Date”), except as provided below.

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b.	Fixed Rent for the Expansion Space only shall be as follows:

Term	Fixed Rent Per Rentable Square Foot	Fixed Rent Monthly

Effective Date-06/30/03	$10.50	$8,590.75

c.	All references in this Lease for purposes of determining pro rata share shall include the Expansion Space and any other space hereinafter leased to the Tenant pursuant to this Lease for purposes of calculating such pro rata share. From and after the Effective Date, including the Expansion Space, Tenant’s pro rata share of the Park shall be 63.96%. Subject to the terms of the Amendment, Tenant shall continue to pay all items of Rent as provided in the Lease from and after the Effective Date.

d.	Tenant hereby accepts the Expansion Space “AS IS” and acknowledges and agrees Landlord shall have no obligations to construct any tenant improvements to the Expansion Space or make any alterations or additions thereto.

3.	Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Koll Management Services, Inc. who represented Landlord in the negotiating or making of this Amendment.

4.	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

5.	This Amendment represents the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Premises or the Park. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to Tenant’s extension of Lease term and expansion of the Premises.

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EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

LANDLORD:

BRECKINRIDGE PLACE LIMITED PARTNERSHIP, a Delaware limited partnership

By:
Title:	Senior Vice President

TENANT:

PRIMERICA LIFE INSURANCE COMPANY

By:	/s/ D. Richard Williams
Title:

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FIFTH AMENDMENT TO LEASE

between

CMD REALTY INVESTMENT FUND IV, L.P., Landlord

and

PRIMERICA LIFE INSURANCE COMPANY, Tenant

Premises: Approximately 160,587 rentable square feet of office space comprised of Suites 165, 200, 300, 400, 500, 525, 526, 710 and all of building 1200 at 3100 Breckinridge Boulevard, Duluth, Georgia

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) made as of the 31st day of December, 1999, by and between CMD REALTY INVESTMENT FUND IV, L.P., an Illinois limited partnership, having an office at 12150 Monument Drive, Suite 215, Fairfax, VA 22033 (“Landlord”) and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 3120 Breckinridge Boulevard, Duluth, Georgia 30199 (“Tenant”).

W I T N E S S E T H

WHEREAS, by Agreement of Lease dated as of May 28, 1993, as supplemented and amended by that First Amendment of Lease dated as of July 1, 1993 (“First Amendment”); Second Amendment of Lease dated March 1, 1994 (“Second Amendment”); Third Amendment of Lease dated September     , 1994 (“Third Amendment”); and that certain Fourth Amendment of Lease dated September 18, 1997 (“Fourth Amendment”) (as so amended, the “Lease”). Landlord’s predecessor-in-interest did demise and let unto Tenant and Tenant did hire and take from Landlord’s predecessor-in-interest premises consisting of; (a) four (4) office buildings known as Building 200, containing 30,987 rentable square feet; Building 300 containing 10,429 rentable square feet; Building 400 containing 25,632 rentable square feet; Building 1200 containing 72,776 rentable square feet; and (b) Suites 500 (containing 8,109 rentable square feet), 525 (containing 2,836 rentable square feet) and 526 (containing 2,280 rentable square feet) in the building known as Building 500; Suite 165 (containing 1,981 rentable square feet) in the Building known as Building 100; and Suite 710 (containing 5,557 rentable square feet) in the building known as Building 700 (collectively, the “Premises’), together with a non-exclusive right to use all roads, lawns, lakes, walkways, landscaped areas, and all parking spaces contiguous to the Premises (“Parking Areas”) as shown on the site plan attached to the Lease (collectively, the “Common Areas”); and

WHEREAS, the term of the Lease currently expires on June 30, 2003; and

WHEREAS, Tenant desires to extend the term of the Lease and Landlord is agreeable thereto on the terms and conditions hereinafter set forth; and

WHEREAS, Tenant desires to hire and take (i) additional premises known as Suite 135 in the building known as Building 100, containing 9,206 rentable square feet, as shown on the floor plan annexed hereto as Exhibit A (“Suite 135”) and made a part hereof, and (ii) additional premises known as Suite 728 in the building known as Building 700, containing 12,582 rentable square feet, as shown on the floor plan annexed hereto as Exhibit B (“Suite 728”) and made a part hereof (Suite 135 and Suite 728 shall collectively be hereinafter referred to as the “Additional Space”) and changed certain terms of the Lease, and Landlord is agreeable thereto on the terms and conditions hereinafter set forth.

WHEREAS, Landlord and Tenant desire to modify and amend the Lease as hereinafter provided.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged. Landlord and Tenant hereby agree as follows:

1. All capitalized terms used herein shall have the meanings ascribed to them in the Lease unless otherwise specifically set forth herein to the contrary.

2. The term of the Lease is hereby extended for a term (the “Extended Term”) of six (6) years from July 1, 2003 (the “Extended Term Commencement Date”) through June 30, 2009 (the “Extended Term Expiration Date”).

3. As of June 30, 2003 (the “Suite 165 Expiration Date”), Suite 165 (containing 1,981 rentable square feet) in the Building known as Building 100 shall be surrendered by Tenant to Landlord as if such date is the expiration date for Suite 165 only, in accordance with the terms of the Lease.

4. Effective as of the Extended Term Commencement Date:

A. The Fixed Rent with respect to the Premises and the Additional Space (collectively, the “Entire Premises”) to be paid by Tenant to Landlord under the Lease during the Extended Term (provided if all or any portion of the Additional Space has not been delivered by Landlord to Tenant, the Fixed Rent set forth hereinbelow shall be appropriately reduced on a per square foot basis) shall be as follows:

(1) For the period commencing on July 1, 2003 and ending on June 30, 2004 the Fixed Rent with respect to the Entire Premises shall be One Million Seven Hundred Thirty-Three Thousand Five Hundred Eighty-Six and 30/100 ($1,733,586.30) Dollars per year, or One Hundred Forty-Four Thousand Four Hundred Sixty-Five and 53/100 ($144,465.53) Dollars per month;

(2) For the period commencing on July 1, 2004 and ending on June 30, 2005 the Fixed Rent with respect to the Entire Premises shall be One Million Seven Hundred Seventy-Three Thousand Two Hundred Seventy-Three and 00/100 ($1,773,273.00) Dollars per year, or One Hundred Forty-Seven Thousand Seven Hundred Seventy-Two and 75/100 ($147,772.75) Dollars per month;

(3) For the period commencing on July 1, 2005 and ending on June 30, 2006 the Fixed Rent with respect to the Entire Premises shall be One Million Eight Hundred Twelve Thousand Nine Hundred Fifty-Nine and 70/100 ($1,812,959.70) Dollars per year, or One Hundred Fifty-One Thousand Seventy-Nine and 98/100 ($151,079.98) Dollars per month;

(4) For the period commencing on July 1, 2006 and ending on June 30, 2007 the Fixed Rent with respect to the Entire Premises shall be One Million Eight Hundred Fifty-Two Thousand Six Hundred Forty-Six and 40/100 ($1,852,646.40) Dollars per year, or One Hundred Fifty-Four Thousand Three Hundred Eighty-Seven and 20/100 ($154,387.20) Dollars per month;

(5) For the period commencing on July 1, 2007 and ending on June 30, 2008 the Fixed Rent with respect to the Entire Premises shall be One Million Eight Hundred Ninety-Two Thousand Three Hundred Thirty-Three and 10/100 ($1,892,333.10) Dollars per year, or One Hundred Fifty-Seven Thousand Six Hundred Ninety-Four and 42/100 ($157,694.42) Dollars per month; and

(6) For the period commencing on July 1, 2008 and ending on the Extended Term Expiration Date the Fixed Rent with respect to the Entire Premises shall be One Million Nine Hundred Thirty-Two Thousand Nineteen and 70/100 ($1,932,019.70) Dollars per year, or One Hundred Sixty-One Thousand One and 65/100 ($161,001.65) Dollars per month.

The Fixed Rent with respect to the Entire Premises shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each and every month without any set-off or deduction whatsoever in the manner provided in the Lease.

B. The parties agree that Entire Premises shall contain 180,394 rentable square feet as of the date that all of the Additional Space has been delivered by Landlord to Tenant. Effective as of the Extended Term Commencement Date, Tenant’s pro rata share of the Park for the purpose of payment of Impositions, Common Area Costs and any other Rent as to which Tenant pays a pro rata share shall be 71.85% (provided if all or any portion of the Additional Space has not been delivered by Landlord to Tenant, Tenant’s pro rata share shall be proportionately reduced). Subject to the adjustment of Tenant’s pro rata share as provided herein, Tenant shall continue to pay the foregoing items of Rent in the manner provided in the Lease.

5. (a) Effective as of the date in which Suite 135 has been delivered by Landlord to Tenant (the “Suite 135 Effective Date”), the Lease shall be amended so that: (1) the Fixed Rent set forth in the Lease with respect to Suite 135 only shall be equal to Eighty-Eight Thousand Four Hundred Sixty-Nine and 66/100 ($88,469.66) Dollars per year, or Seven Thousand Three Hundred Seventy-Two and 47/100 ($7,372.47) Dollars per month for the period from the Suite 135 Effective Date through and including June 30, 2003, and (2) Tenant’s pro rata share of the Park for the purpose of payment of Impositions, Common Area Costs and any other Rent as to which Tenant pays a pro rata share shall, with respect to Suite 135 only, be 3.67%. Landlord shall use reasonable efforts to deliver possession of Suite 135 no later than March 1, 2000; provided that Landlord shall not be liable to Tenant for any delay beyond such date for the failure to deliver possession of Suite 135. Notwithstanding the foregoing, if Landlord shall fail to deliver Suite 135 by September 1, 2000, Tenant shall have the right to terminate Tenant’s obligation to accept Suite 135 by giving Landlord written notice, not later than September 15, 2000, of Tenant’s intention to so terminate. Tenant has inspected Suite 135 (and portions of Building 100, the Park and systems and equipment providing access to or serving Suite 135) or has had an opportunity to do so, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repair or improvements, or regarding any other matter, except as otherwise specifically set forth in the Lease.

(b) Effective as of the date on which Suite 728 has been delivered by Landlord to Tenant (the “Suite 728 Effective Date”), the Lease shall be amended so that: (1) the Fixed Rent set forth in the Lease with respect to Suite 728 only shall be One Hundred Twenty Thousand Nine Hundred Thirteen and 02/100 ($120,913.02) Dollars per year, or Ten Thousand Seventy-Six and 09/100 ($10,076.09) Dollars per month for the period from the Suite 728 Effective Date through and including June 30, 2003, and (2) Tenant’s pro rata share of the Park for the purpose of payment of Impositions, Common Area Costs and any other Rent as to which Tenant pays a pro rata share shall, with respect to Suite 728 only, be 5.01%. Landlord shall use reasonable efforts to deliver possession of Suite 728 no later than March 1, 2000; provided that Landlord shall not be liable to Tenant for any delay beyond such date for the failure to deliver possession of Suite 728. Notwithstanding the foregoing, if Landlord shall fail to deliver Suite 728 by September 1, 2000, Tenant shall have the right to terminate Tenant’s obligation to accept Suite 728 by giving Landlord written notice, not later than September 15, 2000, of Tenant’s intention to so terminate. Tenant has inspected Suite 728 (and portions of Building 700, the Park and systems and equipment providing access to or serving Suite 728) or has had an opportunity to do so, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repair or improvements, or regarding any other matter, except as otherwise specifically set forth in the Lease.

6. During the Extended Term of the Lease, provided that at least thirty-six (36) full calendar months will then remain in the Extended Term beginning on the Expansion Space Commencement Date (as defined below), if any portion of the Park becomes vacant and available for lease (“Expansion Space”), Tenant shall have the right (“Right of First Offer”) to lease such space, upon the same terms and conditions as set forth in this Amendment and the Lease, subject to the following:

(a) Landlord shall notify Tenant in writing (“Landlord’s Notice”): (i) within thirty (30) days after the Expansion Space becomes legally available to lease, or (ii) at such earlier time as Landlord shall be in a position to project when the Expansion Space will be legally available to lease, advising Tenant of such projected date, or (iii) at any time thereafter but prior to leasing the Expansion Space to another party. Landlord’s Notice shall set forth the terms (“Expansion Terms”) on which Landlord would propose to lease the Expansion Space to Tenant, including, but not limited to, a date for the commencement of the lease thereof (“Expansion Space Commencement Date”), an expiration date therefor, the monthly base rent and any scheduled increases therein, and Tenant’s share of taxes, expenses and other such items (and any base year or stop level therefor), and shall provide that all other terms and conditions shall be in accordance with the terms of this Lease. The parties agree that any Expansion Space leased by Tenant in accordance with this paragraph 6 shall be for a term which will be co-terminus with the Term of this Lease. The parties agree that the Expansion Terms shall be the Prevailing Market Rate, Terms and Conditions. The term “Prevailing Market Rate, Terms and Conditions” herein shall mean Landlord’s good faith determination of the Fixed Rent and other terms and conditions that a comparable, ready and willing landlord, and a comparable, ready and willing tenant, would mutually accept on a negotiated arm’s length basis for a lease expansion for the Premises for the subject expansion period, taking into account when the expansion period will commence and expire, the location, quality and age of the Building, the location, size, configuration and use of the Premises, the method of determining rentable area, that the Premises constitutes non-sublease, unencumbered, non-equity space, and any other relevant term or provision in making such determination. Except as may be set forth to the contrary in Landlord’s Notice, the Expansion Terms shall otherwise be deemed to include the same terms then in effect on the Expansion Space Commencement Date, and thereafter scheduled to be in effect, under the Lease (with any matters in the Lease based on square footage adjusted proportionately to reflect the increase in rentable area represented by the Expansion Space), subject to the other provisions hereof.

(b) If Tenant desires to lease the Expansion Space and the Expansion Space contains fewer than 5,000 rentable square feet, Tenant shall so notify Landlord in writing (“Tenant’s Notice”) exercising Tenant’s right to lease the Expansion Space within five (5) business days after Tenant receives Landlord’s Notice. If Tenant desires to lease the Expansion Space and the Expansion Space contains between 5,000 rentable square feet and 19,999 rentable square feet, Tenant shall give Landlord Tenant’s Notice within ten (10) business days after Tenant receives Landlord’s Notice. If Tenant desires to lease the Expansion Space and the Expansion Space contains 20,000 rentable square feet or more, Tenant shall give Landlord Tenant’s Notice within twenty (20) business days after Tenant receives Landlord’s Notice. Tenant’s Notice shall be unconditional and irrevocable. If the Prevailing Market Rate, Terms and Conditions determined by Landlord are not acceptable to Tenant, then Tenant shall, together with Tenant’s Notice, provide notice (“Arbitration Request Notice”) of Tenant’s desire to arbitrate in accordance with Article 12 of the Lease. If Tenant fails to provide an Arbitration Request Notice together with Tenant’s Notice, then Tenant shall be deemed to have accepted the Prevailing Market Rate, Terms and Conditions provided by Landlord.

(c) If Tenant validly exercises Tenant’s Right of Offer herein, Tenant shall execute an amendment (“Expansion Documentation”) prepared by Landlord within thirty (30) days after Landlord so requests in writing reflecting the terms upon which Tenant is leasing the Expansion Space.

(d) If Tenant shall fail to validly exercise such Right of Offer, or shall fail to sign and deliver the Expansion Documentation to Landlord, strictly in accordance with the terms hereof, such Right of Offer shall be deemed to have lapsed and expired with respect to the Expansion Space which was the subject of Landlord’s Notice, and shall be of no further force or effect with respect to such Expansion Space. Landlord may thereafter freely lease all or a portion of such Expansion Space to any other party, at any time, on any terms, in Landlord’s sole discretion. Time is of the essence with respect to Tenant’s exercise of this Right of Offer.

(e) The foregoing Right of Offer shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof, unless only a portion thereof shall first become the subject of Landlord’s Notice (in which case, such Right of Offer shall apply to such portions as they become the subject of Landlord’s Notices). If the Expansion Space is part of a larger space that Landlord desires to lease as a unit at the time of Landlord’s Notice, then Landlord’s Notice shall, at Landlord’s option, identify the entire such space, and in such case, Tenant’s Right of Offer shall apply only to such entire space.

(f) The foregoing Right of Offer shall be subject to the existing tenants or occupants of the Expansion Space renewing their existing leases whether pursuant to options to extend previously granted or otherwise, and to any rights of any other parties to lease the Expansion Space granted prior to full execution and delivery of this document.

(g) Tenant’s Right of Offer hereunder is subject to the condition that Tenant not be in violation or default of the Lease after notice and the expiration of applicable cure periods on the date when Landlord provides or would otherwise provide Landlord’s Notice, or at any time thereafter and prior to the Expansion Space Commencement Date. Tenant’s Notice shall not operate to cure any violation or default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such violation or default.

(h) This Right of Offer herein is personal to the Tenant entity which has entered into and signed this document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease, or a subtenant under a sublease of the Premises, have any right to exercise the Right of Offer herein. If Tenant shall sublease more than ten (10%) percent of the Premises or assign the Lease with respect to all of the Premises, then immediately upon such sublease or assignment the Right of Offer herein shall concurrently terminate and become null and void.

(i) If Tenant shall exercise the Right of Offer granted herein, Landlord does not guarantee to deliver possession of the Expansion Space on the Expansion Space Commencement Date due to continued possession by the then existing occupants or any other reason beyond Landlord’s reasonable control. In such event, rent and other charges with respect to the Expansion Space shall be abated until Landlord delivers the same to Tenant (except to the extent that Tenant or its affiliates, agents, employees or contractors cause the delay), as Tenant’s sole recourse. Notwithstanding the foregoing, if Landlord shall fail to deliver the Expansion Space within six (6) months of the Expansion Space Commencement Date, Tenant shall have the right to terminate Tenant’s obligation to accept the Expansion Space by giving Landlord written notice, not later than fifteen (15) days after the end of the aforesaid six (6) month period, of Tenant’s intention to so terminate; provided, however, that the aforesaid six (6) month period shall be extended for a period equal to any periods of delay in Landlord’s delivery of possession caused by Tenant or Tenant’s affiliates, agents, employees, or contractors.

7. Paragraph 19.01 of the Lease, lines 8-40 are hereby deleted and the following is substituted in lieu thereof:

“To Landlord:	CMD Realty Investment Fund IV, L.P.
12150 Monument Drive
Suite 215
Fairfax, VA 22033
	Attention:	Regional Manager

with a copy to:	CMD Realty Investors, Inc.
227 West Monroe Street
Suite 3900
Chicago, Illinois 60606
	Attention:	General Counsel and
	Attention:	Asset Manager and General Counsel

To Tenant:	Primerica Life Insurance Company
3120 Breckinridge Boulevard
Duluth, GA 30136
	Attention:	Ms. Karen Fine

To Tenant:	Primerica Life Insurance Company
2150 Boggs Road, Suite 145
Duluth, GA 30096
	Attention:	Mr. Terry Robertson

with a copy to:	Battle Fowler LLP
75 East 55th Street
New York, NY 10022
Attention: Lawrence Mittman, Esq.”

8. Effective with respect to all Rent due after this Amendment has been executed and delivered by both parties, Rent shall be paid to Landlord c/o CMD Realty Investment Fund IV, L.P., 21057 Network Place, Chicago, Illinois 60673-1210. Landlord may compute and bill the Rent (or components thereof) for the Additional Space separately or treat the Additional Space and Premises as one unit for computation and billing purposes. If either the Suite 135 Effective Date or the Suite 728 Effective Date occurs other than on the beginning of the applicable payment period under the Lease, Tenant’s obligations for Rent for Suite 135 or Suite 728, as the case may be, shall be prorated on a per diem basis.

9. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Amendment. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of its respective representations and warranties contained in this Paragraph 9 being untrue.

10. Except as expressly set forth in this Amendment, the terms and conditions of the Lease shall continue in full force and effect without any change or modification and shall apply for the balance of the term of the Lease as hereby extended. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

11. This Amendment shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Amendment shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

12. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

13. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Amendment, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Amendment.

14. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

15. This Amendment shall be interpreted and enforced in accordance with the laws of the state in which the Premises are located without reference to principles of conflicts of laws.

16. If any provision of this Amendment shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Amendment and to this end the provisions of this Amendment are intended to be and shall be severable.

17. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT THE GROUNDS THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

18. This Amendment may be executed in any number of counterparts. It is not necessary that all parties sign all or any one of the counterparts, but each party must sign at least one counterpart for this Amendment to be effective.

19. Tenant and Landlord, and each of the persons executing this Amendment on behalf of Tenant and Landlord, do hereby warrant that the party for which they are executing this Amendment (i) is a duly authorized and existing entity, (ii) is qualified to do business in the State of Georgia, and (iii) has full right and authority to enter into this Amendment, and that any person signing on behalf of such party is authorized to do so. Upon either party’s request, the other party shall provide evidence reasonably satisfactory to the requesting party confirming the foregoing warranties.

20. Landlord has obtained the prior written consent to the execution and delivery of this Amendment and the performance by Landlord of its obligations hereunder to the extent that such consent is required under any other agreement, mortgage, trust deed, ground lease, contract or other instrument or document to which Landlord is a party or by which it or the Premises or Building is bound.

21. This Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

CMD REALTY INVESTMENT FUND IV, L.P [SEAL] an Illinois limited partnership

By:	CMD/Fund IV GP Investments, L.P., an Illinois limited partnership, its general partner

	By:	CMD REIM IV, Inc., an Illinois corporation, its general partner

		By:	/s/ DAVID G. LANGOL
		Name:	DAVID G. LANGOL
		Its:	VICE PRESIDENT

TENANT:

PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation

By:	/s/ Karen Fine
Name:	Karen Fine
Title:	EVP

LEASE AMENDMENT SIX (Expansion/Co-Terminous)	CMD 174A (8198)

THIS LEASE AMENDMENT SIX (“Amendment”) is made and entered into as of the 16th day of March, 2000, by and between CMD Realty Investment Fund IV, L.P., an Illinois limited partnership (“Landlord”) and Primerica Life Insurance Company, a Massachusetts corporation (“Tenant”).

A. Landlord and Tenant are the current parties to that certain lease (“Original Lease”) dated May 28, 1993, for premises (the “Premises”) currently consisting of 182,375 rentable square feet in the buildings known as Buildings 200, 300, 400 and 1200 (the “Building” or “Buildings”), located at Breckinridge Office Park, 3100 Breckinridge Boulevard, Duluth, Georgia 30096 (the “Property” as may be further described below), which lease has heretofore been amended or assigned by documents described and dated as follows: First Amendment of Lease dated as of July 1, 1993, Second Amendment of Lease dated March 1, 1994, Third Amendment of Lease dated September     , 1994, Fourth Amendment of Lease dated September 18, 1997 and Fifth Amendment to Lease dated December 31, 1999 (collectively, and as amended herein, the “Lease”).

B. Tenant has requested that additional space in the Property be added to the Premises, and Landlord is willing to grant the same, on the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

1. Additional Premises. The spaces known as Suites 705 and 712 of Building 700 (the “Additional Premises”), the approximate location of which is shown on Exhibit A hereto, and which shall be deemed to contain, for purposes hereof, 1,620 rentable square feet as to Suite 705 and 13,203 rentable square feet as to Suite 712, shall be added to and become a part of the Premises, commencing on April 1, 2000 (“Additional Premises Commencement Date”), and continuing co-terminously with the expiration date under the Lease (“Lease Expiration Date”), as the same may be extended from time to time, subject to the terms and conditions set forth hereinafter.

The term “Additional Premises” as used herein shall mean either Suite 705 or Suite 712 or both Suites, as the context reasonably requires. The term “Additional Premises Commencement Date” as used herein shall mean the Additional Premises Commencement Date for either Suite 705 or Suite 712 or for both Suites, as the context reasonably requires. As further set forth in Section 9, if possession of Suites 705 and 712 is delivered at different times, then the Additional Premises Commencement Date shall be adjusted for each Additional Premises, as applicable.

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2. Base Rent For Additional Premises. The base or minimum monthly rent for the Additional Premises shall be as set forth in the following schedule:

A. Suite 705.

Period	Additional Premises Monthly Base Rent
Additional Premises Commencement Date – March 31, 2001	$1,552.50
April 1, 2001 – March 31, 2002	$1,614.60
April 1, 2002 – March 31, 2003 -	$1,679.18
April 1, 2003 – March 31, 2004	$1,746.35
April 1, 2004 – March 31, 2005	$1,816.21
April 1, 2005 – March 31, 2006	$1,888.85
April 1, 2006 – March 31, 2007	$1,964.41
April 1, 2007 – March 31, 2008	$2,042.98
April 1, 2008 – Lease Expiration Date	$2,124.70

B. Suite 712.

Period	Additional Premises Monthly Base Rent
Additional Premises Commencement Date – March 31, 2001	$12,652.87
April 1, 2001 – March 31, 2002	$13,158.99
April 1, 2002 – March 31, 2003 -	$13,685.35
April 1, 2003 – March 31, 2004	$14,232.76
April 1, 2004 – March 31, 2005	$14,802.07
April 1, 2005 – March 31, 2006	$15,394.15
April 1, 2006 – March 31, 2007	$16,009.92
April 1, 2007 – March 31, 2008	$16,650.32
April 1, 2008 – Lease Expiration Date	$17,316.33

3. Additional Rent; Tenant’s Share. On the applicable Additional Premises Commencement Date for each Additional Premises, all other rentals or other charges based or computed on the square footage of the Premises, including without limitation, real estate taxes, and operating or other expenses of the Property, shall be adjusted proportionately to reflect the Additional Premises rentable square footage, such that Tenant’s share thereof shall be increased by 65/100 percent (0.65%) with respect to Suite 705 (1,620/251,083) and Tenant’s share thereof shall be increased by five and 26/100 percent (5.26%) with respect to Suite 712 (13,203/251,083). Tenant’s share shall be seventy-three and 28/100 percent (73.28%) with respect to the current Premises including Suite 705 (182,375 plus 1,620 divided by 251,083). Tenant’s share shall be seventy-eight and 54/100 percent (78.54%) with respect to the current Premises including both Suite 705 and Suite 712 (182,375 plus 1,620 and 13,203, divided by 251,083).

4. Consolidated or Separate Billings. The minimum or base rentals, real estate taxes, operating or other expenses of the Property, and all other rentals and charges respecting the Additional Premises are sometimes herein called the “Additional Premises Rent”. Landlord

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may compute and bill the Additional Premises Rent (or components thereof) separately or treat the Additional Premises and Premises as one unit for computation and billing purposes.

5. Prorations. If the Additional Premises Commencement Date occurs other than on the beginning of the applicable payment period under the Lease, Tenant’s obligations for base or minimum rentals, real estate taxes, operating or other expenses of the Property and other such charges shall be prorated on a per diem basis.

6. Corrections to Fifth Amendment. The following corrections are made to the Fifth Amendment to Lease:

A. In line 1 of Section 4B, the number “180,394” (which had erroneously deleted from the Premises Suite 165, which will not be subtracted from the Premises until June 30, 2003) is deleted and the number “182,375” is substituted therefor. “182,375 consists of the Premises as defined in the first ”Whereas“ clause of the Fifth Amendment to Lease (160,587 rentable square feet), plus Suite 135 (9,206 rentable square feet) and Suite 728 (12,582 rentable square feet).

B. In line 1 of Section 6, the clause ”During the Extended Term of the Lease“ is amended to read as follows: ”Commencing on the date of this Amendment and continuing during the Extended Term of the Lease,“ .

C. In Section 7, in the first notice address for Tenant, the zip code for 3120 Breckinridge Boulevard is corrected to be 30099.

D. In line 12 of Section 6(a), the reference to “this paragraph 5” is changed to “this paragraph 6”.

E. In line 7 of Section 9, the reference to “this paragraph 8” is changed to “this paragraph 9”.

7. Other Terms; Certain Provisions Deleted. On the applicable Additional Premises Commencement Date, each Additional Premises shall be added to the Premises under the Lease, and all terms and conditions then or thereafter in effect under the Lease shall apply to the Additional Premises, except as provided to the contrary herein.

8. Condition of Additional Premises. Tenant has inspected the Additional Premises (and portions of the Building, Property, systems and equipment providing access to or serving the Additional Premises) or has had an opportunity to do so, and agrees to accept the same “AS IS” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, or regarding any other matter.

9. Additional Premises Commencement Date Adjustments.

a. Additional Premises Commencement Date Adjustments and Confirmation. If the Additional Premises Commencement Date is advanced or postponed as provided below, the Lease Expiration Date shall not be changed. If the Additional Premises

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Commencement Date, as so advanced or postponed herein, occurs other than on the first day of a calendar month, Landlord may elect by notice to Tenant to adjust the dates for any fixed increases in the base rent for the Additional Premises such that they occur on the first day of the calendar month in which they would otherwise occur. Tenant shall execute a confirmation of the Additional Premises Commencement Date and other dates as adjusted herein in such form as Landlord may reasonably request within ten (10) days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord’s confirmation. If Tenant disagrees with Landlord’s adjustment of the Additional Premises Commencement Date or other dates as adjusted herein, Tenant shall pay Additional Premises Rent and perform all other obligations commencing and ending on the date or dates determined by Landlord, subject to refund or credit when the matter is resolved.

b. Early Additional Premises Commencement Date. The Additional Premises Commencement Date, Additional Premises Rent and Tenant’s other obligations respecting the Additional Premises shall be advanced to such earlier date as Tenant, with Landlord’s written permission, commences occupying the Additional Premises. If such event occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date, Additional Premises Rent and Tenant’s other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved. During any period that Tenant shall be permitted to enter the Additional Premises prior to the Additional Premises Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), tenant shall comply with all terms and provisions of the Lease (including this Amendment), except those provisions requiring the payment of Additional Premises Rent. Landlord shall permit early entry, so long as the Additional Premises is legally available and Tenant is in compliance with the other provisions of the Lease (including this Amendment), including the insurance requirements.

c. Additional Premises Commencement Date Delays. Subject to the other provisions of this Amendment, the Additional Premises Commencement Date, Additional Premises Rent and Tenant’s other obligations respecting the Additional Premises shall be postponed to the extent Tenant is unable to reasonably occupy the Additional Premises because Landlord fails to deliver possession of the Additional Premises for any reason, including holding over by prior occupants, except to the extent that Tenant, its space planners, architects, contractors, agents or employees in any way contribute to such failure. If such event occurs with respect to a portion of the Additional Premises, the Additional Premises Commencement Date, Additional Premises Rent and Tenant’s other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). Any such delay in the Additional Premises Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant’s sole recourse with respect thereto shall be the postponement of Additional Premises Rent and other obligations described herein. The parties acknowledge that Suite 712 is currently leased to Pulte Home Corporation (“Pulte”) pursuant to a lease which is scheduled to expire on December 31, 2000, and that Landlord’s ability to deliver possession of Suite 712 prior to January 1, 2001 is contingent upon its ability to enter into a lease termination agreement with Pulte providing for an earlier termination date.

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10. Confidentiality. Tenant shall keep the content and all copies of this document and the Lease, all related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, lenders, and permitted successors and assigns (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required law or court proceedings.

11. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker, agent or finder in connection with this Amendment, and agrees to indemnify and hold Landlord, and its employees, agents and affiliates harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with this Amendment.

12. Offer. The submission and negotiation of this Amendment shall not be deemed an offer to enter into the same by Landlord. Tenant’s execution of this Amendment constitutes a firm offer to enter into the same which may not be withdrawn for a period of thirty (30) days after delivery to Landlord. During such period, Landlord may proceed in reliance thereon and permit Tenant to enter the Additional Premises, but such acts shall not be deemed an acceptance. Such acceptance shall be evidenced only by Landlord signing and delivering this Amendment to Tenant.

13. Whole Amendment; Full Force and Effect; Conflicts. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. As an inducement for Landlord to enter into this Amendment, Tenant hereby represents that Landlord is not in violation of the Lease, and that Landlord has fully performed all of its obligations under the Lease as of the date on which Tenant signs this Amendment. In case of any inconsistency between the provisions of the Lease and this Amendment, the latter provisions shall govern and control. This Amendment may be further modified only in writing signed by both parties.

14. Interpretation; Defined and Undefined Terms. This Amendment has been prepared from a generic form intended for use with a variety of underlying lease forms containing a variety of defined and undefined terms. This Amendment shall be interpreted in a reasonable manner in conjunction with the Lease. If an Exhibit is attached to this Amendment, the term “Lease” therein shall refer to this Amendment or the Lease as amended, and terms such as “Commencement Date” and “Lease Term” shall refer to analogous terms in this Amendment, all as the context expressly provides or reasonably implies. Unless expressly provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof, (b) capitalized terms not otherwise defined herein shall have the meanings, if any, ascribed thereto in the Lease, and (c) non-capitalized undefined terms herein shall be interpreted broadly and reasonably to refer to terms contained in the Lease which have a similar meaning, and as such terms may be further defined therein.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD:	CMD REALTY INVESTMENT FUND IV, L.P. [SEAL]
an Illinois limited partnership

	By:	CMD/Fund IV GP Investments, L.P.,
an Illinois limited partnership, its general partner

		By:	CMD REIM IV, Inc., an Illinois corporation, its general partner

			By:	/s/ Allen Aldridge
			Name:	Allen Aldridge
			Its:	Vice President

TENANT:	Primerica Life Insurance Company [SEAL]
a Massachusetts corporation

	By:	/s/ Karen Fine
	Name:	Karen Fine
	Its:	Executive Vice President

CERTIFICATE

I, Judy Trollinger, as Assistant Secretary of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)	/s/ Judy Trollinger

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SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this “Amendment”) made as of the      day of April, 2008, by and between IVG INSTITUTIONAL FUNDS GMBH, a German Corporation, as Nominee for AMERICAN FUND - OIK, having an office at c/o Real Estate Capital Partners, 114 West 47th Street, 23rd Floor, New York, NY 10036 (“Landlord”), and PRIMERICA LIFE INSURANCE COMPANY, a Massachusetts corporation having an office at 3120 Breckinridge Boulevard, Duluth, Georgia 30096 (“Tenant”).

W I T N E S S E T H

WHEREAS, by Agreement of Lease dated as of May 28, 1993, as supplemented and amended by that First Amendment to Lease dated as of July 1, 1993; Second Amendment to Lease dated March 1, 1994; Third Amendment to Lease dated September     , 1994; Fourth Amendment to Lease dated September 18, 1997; Fifth Amendment to Lease dated December 31,1999; and Lease Amendment Six dated March 16, 2000 (as so amended, the “Lease”), Landlord’s predecessor-in-interest did demise and let unto Tenant and Tenant did hire and take from Landlord’s predecessor-in-interest premises consisting of: (a) four (4) office buildings known as Building 200, containing 30,987 rentable square feet; Building 300 containing 10,429 rentable square feet; Building 400 containing 25,632 rentable square feet; Building 1200 containing 72,776 rentable square feet; and (b) Suite 135 (containing 9,206 rentable square feet) in the building known as Building 100; Suites 500 (containing 8,109 rentable square feet), 525 (containing 2,836 rentable square feet) and 526 (containing 2,280 rentable square feet) in the building known as Building 500; and Suites 705 (containing 1,620 rentable square feet), 710 (containing 5,557 rentable square feet), 712 (containing 13,203 rentable square feet) and 728 (containing 12,582 rentable square feet) in the building known as Building 700 (collectively, the “Premises”), together with a non-exclusive right to use all roads, lawns, lakes, walkways, landscaped areas, and all parking spaces contiguous to the Premises (“Parking Areas”) as shown on the site plan attached to the Lease (collectively, the “Common Areas”); and

WHEREAS, the term of the Lease currently expires on June 30, 2009; and

WHEREAS, Tenant desires to extend the term of the Lease and Landlord is agreeable thereto on the terms and conditions hereinafter set forth; and

WHEREAS, Landlord and Tenant desire to modify and amend the Lease to reflect such extension and certain other matters, all as hereinafter provided.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. All capitalized terms used herein shall have the meanings ascribed to them in the Lease unless otherwise specifically set forth herein to the contrary.

2. The term of the Lease is hereby extended for a term (the “Extended Term”) of four (4) years from July 1, 2009 (the “Extended Term Commencement Date”) through June 30, 2013 (the “Extended Term Expiration Date”).

3. Effective as of the Extended Term Commencement Date:

(A) The Fixed Rent with respect to the Premises to be paid by Tenant to Landlord under the Lease during the Extended Term shall be as follows:

(1) For the period commencing on July 1, 2009 and ending on June 30, 2010 the Fixed Rent shall be $2,244,995.50 per year, or $187,082.95 per month;

(2) For the period commencing on July 1, 2010 and ending on June 30, 2011 the Fixed Rent shall be $2,301,120.39 per year, or $191,760.03 per month;

(3) For the period commencing on July 1, 2011 and ending on June 30, 2012 the Fixed Rent shall be $2,358,648.40 per year, or $196,554.03 per month; and

(4) For the period commencing on July 1, 2012 and ending on June 30, 2013 the Fixed Rent shall be $2,417,614.61 per year, or $201,467.88 per month.

The Fixed Rent with respect to the Premises shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each and every month without any set-off or deduction whatsoever in the manner provided in the Lease.

(B) Landlord and Tenant agree that the Premises contain 195,217 rentable square feet and that effective as of the Extended Term Commencement Date, Tenant’s pro rata share of the Park for the purpose of payment of Impositions, Common Area Costs and any other Rent as to which Tenant pays a pro rata share shall be 78.54%. Tenant shall continue to pay the foregoing items of Rent in the manner provided in the Lease.

4. Landlord shall replace the chiller and cooling tower serving Building 5 of the Premises (and shall use reasonable efforts to do so during calendar year 2008 on a timetable reasonably approved by Tenant), and shall replace the rooftop HVAC units (together with ancillary equipment serving same) serving the Premises on an as-needed basis, as reasonably determined by Landlord after good-faith consultation with Tenant (the foregoing work being collectively hereinafter referred to as the “HVAC Project”). All costs associated with HVAC Project (the “HVAC Costs”) shall be borne by Landlord. Notwithstanding the foregoing, however, Landlord shall have no obligation to continue to perform the HVAC Project (and Landlord’s obligations with respect thereto) when the HVAC Costs exceed $976,085 (the “HVAC Project Cost Cap”), as reasonably evidenced by Landlord to Tenant; provided, however, Landlord shall substantially complete any portion of the HVAC Project related to specific rooftop units in progress when the HVAC Project Cost Cap is reached. Plans and specifications for the HVAC Project shall be prepared by Landlord and presented to Tenant within forty-five (45) days of the execution of this Seventh Amendment and shall be subject to the written approval of Tenant, such approval not to be unreasonably withheld, delayed or conditioned (such plans and specifications, as so approved, being hereinafter referred to as the “HVAC Plans”). Landlord shall substantially complete the HVAC Project in a good and workmanlike manner in accordance with applicable laws, codes and ordinances causing as little disruption to Tenant’s business as reasonably possible and in substantial accordance with the HVAC Plans.

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5. Landlord shall make available to Tenant an allowance of up to $292,825.50 (the “Allowance”) to be used for Tenant’s non-structural alterations and improvements to the interior of the Premises which Tenant makes during the period ending on the term of the Lease (such alterations and improvements made during such period being hereinafter referred to as the “Alterations”). Landlord shall not charge any construction management or administrative fee in connection with the Alterations. All architects, engineers, contractors and subcontractors engaged in connection with the construction of the Alterations shall be subject to Landlord’s reasonable approval. Tenant shall perform the Alterations in a good and workmanlike and lien-free manner and in accordance with applicable laws, codes and ordinances and the provisions of Section 5.09 of the Lease. The Allowance (or applicable position thereof) shall be paid to Tenant by Landlord within thirty (30) days of Landlord’s receipt of Tenant’s written notice that the portion of Tenant’s Alterations for which Tenant seeks reimbursement has been substantially completed, such notice to be accompanied by (1) documented paid invoices, (2) lien releases reasonably satisfactory to Landlord, and (3) certification from Tenant’s contractor or architect that the applicable work has been substantially completed in accordance with applicable laws, codes and ordinances and the provisions of Section 5.09 of the Lease. Any unused portion of the Allowance shall be retained by Landlord.

6. Tenant shall have options (each, an “Option” and collectively, “Options”) to extend the term of the Lease for two (2) additional periods of five (5) years (each, a “Renewal Term”). In order to exercise the Option, Tenant must give written notice (“Tenant’s Notice”) to Landlord not less than nine (9) months prior to expiration of the initial term or the first Renewal Term (as the case may be) that Tenant wishes to extend the term of the Lease; provided, however, that Tenant shall not be entitled to exercise an Option unless each of the following conditions shall be fully satisfied at the time of its exercise: (i) the Lease shall be in full force and effect: (ii) the original Tenant named in the Lease, or an Affiliate thereof, or an approved Assignee shall be conducting business from the Premises: and (iii) Tenant shall not then be in default under any of the terms, provisions, covenants or conditions of the Lease. If Tenant properly exercises an Option as provided, the term shall be extended as so provided and Rent shall be adjusted to the “Prevailing Market Rent” (as hereinafter determined). If Tenant shall fail to give written notice to Landlord of Tenant’s exercise of an Option as provided, Tenant shall be deemed to have waived its right to exercise such Option and to occupy any space in the Building beyond the Expiration Date (or the expiration of the first Renewal Term, as the case may be). Within thirty (30) days after receiving Tenant’s Notice, Landlord shall provide Tenant with notice (“Landlord’s Notice”) of the Prevailing Market Rent. “Prevailing Market Rent” shall be defined as the arms length fair market annual rental rate per rentable square foot (together with annual escalations) under leases entered into on or about the date on which the Prevailing Market Rent is being determined hereunder for space reasonably comparable to the Premises in the Duluth, Georgia market. The determination of Prevailing Market Rent shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. If Tenant disagrees with Landlord’s determination of Prevailing Market Rent, Tenant shall have the right, within thirty (30) business days after its receipt of Landlord’s Notice, to submit its own determination of Prevailing Market Rent to Landlord. If Landlord and Tenant are unable to agree as to what Prevailing Market Rent is within ten (10) business days after Tenant’s

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submission to Landlord of Tenant’s determination of Prevailing Market Rent, then such disagreement shall be resolved pursuant to the arbitration provisions of Article 12 of the Lease.

7. Lines 8-40 of section 19.01 of the Lease are hereby deleted and the following is substituted in lieu thereof:

“To Landlord:	IVG INSTITUTIONAL FUNDS GMBH,
as Nominee for American Fund-OIK
c/o Real Estate Capital Partners
114 West 47th Street, 23rd Floor
New York, NY 10036
Attention: Karin Shewer

with a copy to:	Real Estate Capital Partners
460 Herndon Pkwy, Suite 155
Herndon, Virginia 20170
Attention: Andre R. Kinney

and to:	Sutherland Asbill & Brennan LLP
1114 Avenue of the Americas, 4th Floor
New York, New York 10036
Attention: Eric L. Sidman, Esq.

To Tenant:	Primerica Life Insurance Company
3120 Breckinridge Boulevard
Duluth, GA 30099-0001
Attention: Karen Fine

with a copy to:	Primerica Life Insurance Company
3120 Breckinsidge Boulevard
Duluth, GA 30099-0001
Attention: General Counsel

8. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Amendment other than Cushman & Wakefield of Georgia, Inc. (“Tenant’s Broker) and CB Richard Ellis, Inc. (“Landlord’s Broker”). Landlord shall pay a commission to each of Tenant’s Broker and Landlord’s Broker pursuant to a separate written agreement. Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of its respective representations and warranties contained in this Paragraph 8 being untrue, provided, however, the foregoing indemnity by Tenant shall not extend to the commission owed Tenant’s Broker or Landlord’s Broker by Landlord.

9. Except as expressly set forth in this Amendment, the terms and conditions of the Lease shall continue in full force and effect without any change or modification and shall

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apply for the balance of the term of the Lease as hereby extended. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.

10. This Amendment shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Amendment shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

11. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

12. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Amendment, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Amendment.

13. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

14. This Amendment shall be interpreted and enforced in accordance with the laws of the state in which the Premises are located without reference to principles of conflicts of laws.

15. If any provision of this Amendment shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Amendment and to this end the provisions of this Amendment are intended to be and shall be severable.

16. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY EITHER PARTY IN CONNECTION HEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AMENDMENT ON THE GROUNDS THAT THIS AMENDMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).

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17. This Amendment may be executed in any number of counterparts. It is not necessary that all parties sign all or any one of the counterparts, . but each party must sign at least one counterpart for this Amendment to be effective.

18. Tenant and Landlord, and each of the persons executing this Amendment on behalf of Tenant and Landlord, do hereby warrant that the party for which they are executing this Amendment (i) is a duly authorized and existing entity and (ii) has full right and authority to enter into this Amendment, and that any person signing on behalf of such party is authorized to do so. Upon either party’s request, the other party shall provide evidence reasonably satisfactory to the requesting party confirming the foregoing warranties.

19. This Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and yeas first above written.

LANDLORD:

IVG INSTITUTIONAL FUNDS GMBH, as Nominee for American Fund-OIK

By:	/s/ Michael Ruhl	/s/ Anke Loidl
Name:	Michael Ruhl	Anke Loidl
Title:	Prokurist	Fund Manager

TENANT:

PRIMERICA LIFE INSURANCE COMPANY, a
Massachusetts corporation

By:	/s/ Karen Fine
Name:	Karen Fine
Title:	EVP

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